As filed with the Securities and Exchange Commission on September 7, 1999.
                                                      Registration No. 333-64767
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------


                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)
                               ------------------


         Delaware                                        13-3891329
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             World Financial Center
                            New York, New York 10281
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                               ------------------


                              Barry N. Finkelstein
                               Merrill Lynch & Co.

                             World Financial Center
                            New York, New York 10281
                                 (212) 449-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------


                                    Copy to:


                                Robert Evans III
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                               ------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                             Proposed
                                             Maximum                Amount of
           Title of                     Aggregate Offering         Registration
Securities to be Registered(1)                Price                    Fee
--------------------------------------------------------------------------------
           STEERS(R)
      Trust Certificates                   $500,000,000            $147,500.00
================================================================================
(1) This registration statement also registers an indeterminate amount of Trust Certificates to be sold by the Underwriter in connection with market-making activities.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED SEPTEMBER 7, 1999.


PROSPECTUS
----------
                           STEERS(R) TRUST CERTIFICATE
                              (ISSUABLE IN SERIES)

                          Merrill Lynch Depositor, Inc.
                                    DEPOSITOR


         The Public STEERS(R) Trust Certificates (the "Certificates") offered hereby and by supplements (each, a "Prospectus Supplement") to this Prospectus will be offered from time to time in one or more series (each, a "Series") and in one or more classes within each such Series (each, a "Class"), denominated in U.S. dollars or in one or more foreign or composite currencies, including the European Currency Unit or any successor currency (the "ECU"). Certificates of each respective Series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the Prospectus Supplement accompanying this Prospectus. Unless otherwise specified in the applicable Prospectus Supplement, each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a publicly traded debt or other eligible security or a pool of such securities (the "Underlying Securities"), together with certain other assets, if applicable, described herein or in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets") to be deposited in a trust (the "Trust") for the benefit of holders of Certificates of such Series ("Certificateholders") by Merrill Lynch Depositor, Inc., a Delaware corporation that is an indirect, wholly-owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. (the "Depositor"), pursuant to the Standard Terms for Trust Agreements (the "Standard Terms") and a supplement thereto with respect to a Series (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement") among the Depositor, the trustee (the "Trustee") and the securities intermediary (the "Securities Intermediary") named in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Certificates may have the benefit of, any combination of insurance policies, Letters of Credit (as defined below), Reserve Accounts (as defined below) and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the Deposited Assets (collectively, "Credit Support"). The Underlying Securities will represent debt securities issued by the Government of the United States of America ("Government Securities") or senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships, or preferred securities of trusts organized by such issuers to issue certain trust-originated preferred securities (each, an "Underlying Securities Issuer"). As a condition to the deposit into a Trust of Underlying Securities (other than Government Securities) constituting 10% or more of the total Underlying Securities with respect to the related Series of Certificates ("Concentrated Underlying Securities"), as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). See "Description of Deposited Assets--Underlying Securities Issuer." Except for Government Securities, the Underlying Securities will be purchased in the secondary market; they will not be acquired from the issuer thereof. No such issuer will participate in the offering of the Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying Securities to the Depositor or from the issuance of the Certificates. See "Description Deposited Assets--General." Except as otherwise provided herein and in the applicable Prospectus Supplement, the Depositor's only obligations with respect to each Series of Certificates will be to assign and deliver the Deposited Assets and certain related documents to the applicable Trustee and, in certain cases, to arrange for Credit Support, if any. An administrative agent (the "Administrative Agent"), if any is named in the applicable Prospectus Supplement with respect to a Series of Certificates, may assume certain contractual administrative obligations of the Trustee, to the extent provided in the applicable Prospectus Supplement, including certain cash advances in the event of payment delinquencies on the Deposited Assets. See "Description of the Trust Agreement--Advances in Respect of Delinquencies." The Certificates of each Series will not represent an obligation of or interest in the Depositor or Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") or any of their respective affiliates. Neither the Certificates nor the Deposited Assets will be guaranteed or insured by the Depositor or Merrill Lynch & Co. or their respective affiliates.


         Application will be made to list certain Series of Certificates on the New York Stock Exchange ("NYSE"). At the time of issue, each Series of Certificates offered hereby will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. There can be no assurance that an active public market for any Series of Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Certificates. Unless otherwise specified in the applicable Prospectus Supplement, each Series of Certificates initially will be represented by one or more global securities (each, a "Global Security") registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by book entries on the records of participating members of DTC. Definitive Certificates in registered form without coupons will be available only under the limited circumstances described herein under the heading "Description of the Certificates--Global Securities."


         SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES OFFERED HEREBY.

                             (cover page continued)
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

         The Certificates may be offered and sold to or through underwriters, dealers or agents or directly to purchasers, as more fully described under "Underwriting" and in the applicable Prospectus Supplement. This Prospectus may not be used to consummate sales of Certificates offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                               Merrill Lynch & Co.

                            ------------------------



                The date of this Prospectus is September __, 1999.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series of Certificates to be offered hereby will set forth with respect to such Series: (a) the specific designation and aggregate principal amount thereof, (b) the currency or currencies in which the principal, premium, if any, and any interest are distributable (the "Specified Currency"), (c) a description of the material terms of the Deposited Assets, including the Underlying Securities, and Credit Support, if any, (d) the number of Classes and, with respect to each such Class, its designation, aggregate principal amount or, if applicable, Notional Amount (as defined below), and the minimum denomination of the Certificates, (e) the relative rights and priorities of each Series or Class (including the type, characteristics and specifications of the Deposited Assets and Credit Support, if any, for such Series or Class), (f) the identity of each issuer of the Underlying Securities and each obligor with respect to any of the other Deposited Assets, (g) the name of the Trustee and the Administrative Agent, if any, (h) the Certificate Rate (as defined below) or the applicable method of calculation thereof, (i) the date of distribution (each, a "Distribution Date") of any interest, premium (if any) and/or principal, (j) the date of issue, (k) the final scheduled Distribution Date (the "Final Scheduled Distribution Date"), if applicable, (l) the offering price or prices, (m) remedies upon the occurrence of a payment default on the Underlying Securities, (n) applicable Required Percentages and Voting Rights (as defined below) with regard to certain actions by the Depositor or the Trustee under the Trust Agreement or with regard to the applicable Trust and (o) any other material terms of the Certificates (including terms relating to the rights of the Trust or any third party to call, redeem or purchase such Certificates or the Underlying Securities prior to the Final Scheduled Distribution Date). See "Description of the Certificates--General" for a listing of other terms that may be specified in the applicable Prospectus Supplement.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Certificates. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The Depositor will be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. Such reports and other information concerning the Depositor may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by the Depositor with the Commission are incorporated herein by reference:

         (a) The Annual Report of the Depositor on Form 10-K for the year ended December 31, 1998;

         (b) The Quarterly Reports of the Depositor on Form 10-Q for the quarters ended March 26, 1999 and June 25, 1999; and

         (c) The Current Reports of the Depositor on Form 8-K dated April 15, 1999 and June 1, 1999.

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference in this Prospectus. Such documents may include, without limitation, Annual Reports on Form 10-K and Current Reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated by reference, as the same may be amended, supplemented, or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.

         The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Merrill Lynch Depositor, Inc., c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281, Attention: Secretary. Telephone requests for such copies should be directed to Merrill Lynch Depositor, Inc. at 212-449-1000.


                          REPORTS TO CERTIFICATEHOLDERS

         Except as otherwise specified in the applicable Prospectus Supplement, unless and until Definitive Certificates (as defined below) are issued, unaudited reports containing information concerning the related Trust will be prepared annually by the related Trustee and sent on behalf of the related Trust only to Cede, as nominee of DTC and registered holder of the Certificates. If Definitive Certificates are issued, such reports will be prepared by the related Trustee and sent on behalf of the related Trust directly to the Certificateholders in accordance with the Trust Agreement. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notices." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, on behalf of each Trust, will cause to be filed with the

Commission such periodic reports as are required under the Exchange Act. The Depositor does not intend to send any financial reports to Certificateholders.

         References herein to "U.S. dollars," "US$," "dollar" or "$" are to the lawful currency of the United States.

         FOR DEFINITIONS OF CERTAIN TERMS USED HEREIN, REFER TO "INDEX OF DEFINED TERMS," BEGINNING ON PAGE I-1.

                      [This page intentionally left blank]

                               PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus. See "Index to Defined Terms."

SECURITIES OFFERED.........   Public STEERS(R)Trust Certificates, to be offered
                              from time to time in one or more Series and in one or more Classes within each such Series, will be denominated in U.S. dollars or in one or more foreign or composite currencies, including the ECU. Certificates of each respective Series will be offered in amounts, at prices and on terms to be determined at the time of sale as described in the applicable Prospectus Supplement. For a description of the kinds of terms which will be set forth in the applicable Prospectus Supplement, see "Description of the Certificates--General."

DEPOSITED ASSETS...........   Each Series of Certificates will represent in the
                              aggregate the entire beneficial ownership interest in the Underlying Securities, together with certain other assets, if applicable. Such other assets may include cash, cash equivalents, guarantees, Letters of Credit, financial insurance, interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options, forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities designed to assure the servicing or timely distribution of payments to holders of the Certificates. Such assets will be described in the applicable Prospectus Supplement.
                              See "Description of Deposited Assets."


UNDERLYING SECURITIES......   The Underlying Securities will represent debt
                              securities issued by the Government of the United
                              States of America or senior or subordinated publicly traded debt obligations of one or more corporations or general or limited partnerships, or preferred securities of trusts organized by such issuers to issue certain trust-originated preferred securities. As a condition to the deposit into a Trust of Underlying Securities
                              (other than Government Securities) constituting
                              10% or more of the total Underlying Securities with respect to the related Series of Certificates
                              ("Concentrated Underlying Securities"), as of the date of the issuance of such Series, the issuer of such Underlying Securities will be subject to the periodic reporting requirements of the Exchange
                              Act, and in accordance therewith will file reports and other information with the Commission. See
                              "Description of Deposited Assets--Underlying
                              Securities Issuer." Except for Government
                              Securities, the Underlying Securities will be purchased in the secondary market; they will not be acquired from the issuer thereof. No such issuer will participate in the offering of the Certificates, nor will such issuer receive any of the proceeds from the sale of the Underlying
                              Securities to the Depositor or from the issuance of the Certificates. See "Description Deposited
                              Assets--General."


CREDIT SUPPORT.............   If so specified in the applicable Prospectus
                              Supplement, the Trust for a Series of Certificates may also include, or the Certificateholders of such Series may have the benefit of, any combination of Letters of Credit, Limited
                              Guaranties, Surety Bonds, Swap Agreements, Swap
                              Guaranties and other types of rights or assets intended to support or ensure the timely or ultimate distribution of amounts due in respect of a Series (or a Class within such Series). See
                              "Description of the Deposited Assets--Credit
                              Support."

THE DEPOSITOR..............   The Depositor, a Delaware corporation, is an
                              indirect, wholly-owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The principal office of the Depositor is c/o Merrill Lynch & Co., Inc.,
                              World Financial Center, New York, New York 10281.
                              The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates.

THE TRUST..................   The Depositor will assign and deliver the
                              Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus
                              Supplement, in its capacity as Trustee, for the benefit of the Trustee and the Certificateholders of such Series. See "Description of the Trust
                              Agreement--Assignment of Deposited Assets."

                              The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive a fee for such services (the "Trustee Fee").

FEDERAL INCOME TAX
CONSEQUENCES...............   The arrangement pursuant to which the Certificates
                              will be created and sold and the Underlying
                              Securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. Each Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the Underlying Securities in the grantor trust. See "Federal Income Tax Consequences."

ERISA
CONSIDERATIONS.............   An employee benefit plan subject to the Employee
                              Retirement Income Security Act of 1974, as amended
                              ("ERISA"), an individual retirement account, or an entity whose underlying assets include plan assets by reason of a plan's investment in the entity
                              (each, a "Plan") may purchase Certificates provided that either (a) the offering has been structured so that participation by "benefit plan investors" is not "significant" or so that there are at least 100 independent purchasers of the class of Certificates being offered, or (b) the Plan can represent that its purchase of Certificates would not be prohibited under ERISA or the Internal Revenue Code of 1986, as amended
                              (the "Code"). See "ERISA Considerations."

RATINGS....................   At the time of issuance, the Certificates of a
                              Series (or Class of such Series) will be rated in one of the investment grade categories by one or more nationally recognized Rating Agencies. Any rating issued with respect to a Certificate is not a recommendation to purchase, sell or hold a Certificate and there can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn by the related Rating Agency. See "Risk
                              Factors--Ratings of the Certificates Subject to Change."

LISTING....................   Application may be made to list certain Series of
                              Certificates on the New York Stock Exchange.

FORM OF SECURITY...........   Unless otherwise specified in the applicable
                              Prospectus Supplement, each Series of Certificates will be initially represented by one or more
                              Global Securities registered in the name of Cede as nominee of the DTC. The interests of beneficial owners of Certificates will be represented by book entries of participating members of DTC.
                              Definitive Certificates in registered form without coupons will be available only under the limited circumstances described under the heading
                              "Description of the Certificates--Global
                              Securities."

                                  RISK FACTORS

         In connection with an investment in the Certificates of any Series, prospective purchasers should consider, among other things, (1) the risk factors set forth below and (2) any additional risk factors set forth in the applicable Prospectus Supplement.

Limited Liquidity

         There can be no assurance that an active public market for any Series (or Class within such Series) of Certificates will develop or, if a public market develops, as to the liquidity of the trading market for such Certificates. Merrill Lynch & Co. has advised the Depositor that it intends to make a market in the Certificates, as permitted by applicable laws and regulations, after the issuance thereof. Merrill Lynch & Co. is not obligated, however, to make a market in the Certificates of any Series or Class within such Series and any such market-making activity may be discontinued at any time without notice at the sole discretion of Merrill Lynch & Co. If an active public market for the Certificates does not develop or continue, the market prices and liquidity of the Certificates may be adversely affected.

Limited Recourse

         The Certificates will not represent a recourse obligation of or interest in the Depositor, any Administrative Agent, Merrill Lynch & Co., the Underlying Securities Issuer or any of their respective affiliates. Certificates will not be insured or guaranteed by the Depositor, Merrill Lynch & Co. or any of their respective affiliates. The obligations, if any, of the Depositor with respect to the Certificates of any Series will only be pursuant to certain limited representations and warranties with respect to an Underlying Security or other Deposited Assets, and recourse with respect to the satisfaction of any such obligations will be limited to any recourse for a breach of a corresponding representation or warranty that the Depositor may have against the seller of such Underlying Security or other Deposited Assets to the Depositor. The Depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Limited Assets

         The only material assets expected to be in a Trust are Underlying Securities and any other Deposited Assets corresponding to the related Series (or Class within such Series) of Certificates being offered. The Certificates do not represent obligations of the Depositor, any Administrative Agent, Merrill Lynch & Co. or any of their respective affiliates and, unless otherwise specified in the applicable Prospectus Supplement, are not insured or guaranteed by the Depositor, any Administrative Agent or Merrill Lynch & Co. Accordingly, Certificateholders' receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust's receipt of payments with respect to the Deposited Assets.

Reinvestment Risk; Reduction in Yield to Maturity: Redemption, Repayment or Call Right

         Several factors affect the timing of distributions on any Series (or Class within such Series) of Certificates. In particular, provisions in an Underlying Securities indenture for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of such Underlying Securities and the related Series (or Class within such Series) of Certificates. A variety of tax, accounting, economic, and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity. In addition, the effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series. The applicable Prospectus Supplement will discuss any calls, puts or other redemption options, and certain other terms applicable to such Underlying Securities and any other Deposited Assets.

         If an Underlying Securities Issuer becomes subject to a bankruptcy or similar insolvency proceeding, the timing and amount of payments with respect to the principal of, premium on, if any, and any interest to be distributed in respect of such Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations with respect to the Underlying Securities, including the Underlying Securities Issuer's operating and financial condition, its capital structure and other economic, geographic, legal and social factors.

         Certain Series of Certificates may be subject to a Call Right (as defined below) by Merrill Lynch & Co., the Depositor or others, as specified in the applicable Supplement. See "Description of the Certificates--Call Right." There is no assurance that an investment in the Certificates of a Callable Series (as defined below) may be held to maturity. In particular, if a Call Right is exercised by the holder thereof, the investment represented by the Certificates will have a shorter maturity than if such right were not exercised. The likelihood that Call Right will be exercised increases as interest rates generally prevailing in the market for debt securities fall relative to those in effect on the Original Issue Date (as defined below). Any such reduction in interest rates would increase the value of the Underlying Securities, making the exercise of a Call Right more likely. Given a reduction in interest rates, the interest rates at which proceeds received by Certificateholders from the exercise of a Call Right may be reinvested may be lower than the return that would have been earned over the remaining life of the Certificates if those Certificates had not been called.

         The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will also depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         To the extent that the Certificate Rate for a Series is based on variable or adjustable interest rates, variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, will affect the yield to maturity of such Series. There may be disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on Certificates backed by a pool of Underlying Securities having interest rates higher or lower than the then applicable Certificate Rate, which may adversely affect the yield on such Series of Certificates.

         The applicable Prospectus Supplement for a Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series and the related Deposited Assets, including the related Underlying Securities.

Currency Risk:  Exchange Rates and Exchange Controls

         An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

Derivatives

         A Trust may include various derivative instruments, including interest rate, currency, securities, commodity and credit swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes). Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments. Interim payments are generally netted, with the difference being paid by one party to the other. The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap. The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor. Options function in a manner similar to caps and floors, and exist on various underlying securities, such as bonds, equities, currencies and commodities. Options can also be structured as securities such as warrants or can be embedded in securities such as certain commodity or equity-linked bonds with option-like characteristics. Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Credit derivatives involve swap and option contracts designed to assume or lay off credit risk on loans, debt securities or other assets, or in relation to a particular reference entity or country, in return for either swap payments or payment of premium. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events.

         Fluctuations in securities, currency and commodity rates, prices, yields and returns may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust. In addition, derivatives may be limited to covering only certain risks. Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in come instances, the guarantor thereunder). There can be no assurance that counterparties will be able to perform their obligations. Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks. In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities. The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement. Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information Not Available

         A prospective purchaser of Certificates should obtain and evaluate the same information concerning each Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. The publicly available information concerning an Underlying Securities Issuer is important in considering whether to invest in or sell Certificates. To the extent such information ceases to be available, an investor's ability to make an informed decision to purchase or sell Certificates could be impeded.


         The Depositor undertakes to provide information about the material terms of the Underlying Securities in the applicable Prospectus Supplement. The Company also undertakes to provide financial and other information regarding the Underlying Securities Issuer, except if:


         (i) The Underlying Securities are not Concentrated Underlying Securities; or

         (ii) The Underlying Securities Issuer is eligible to use Form S-3 for a primary common stock offering and, as of the date of issuance of the Certificates, files periodic reports; provided if the Underlying Securities Issuer ceases to file periodic reports, then the Company will provide such information.


In the case of (i) or (ii), none of the Depositor, the Trustee, the Securities Intermediary, Merrill Lynch & Co. or any of their respective affiliates assumes any responsibility for the continued availability, accuracy or completeness of any information concerning any Underlying Securities Issuer (including, without limitation, investigation as to its financial condition or creditworthiness), whether or not such information is filed with the Commission, or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning any Underlying Securities Issuer that is expressly set forth in this Prospectus, an applicable Prospectus Supplement or periodic reports of a Trust or the Depositor.


         The obligation of the Depositor to provide information to the Certificateholders regarding the Underlying Securities Issuer and the Underlying Securities ceases upon the sale, distribution or repayment of the Underlying Securities.


         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, then: (i) the Trustee will sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Certificateholders in accordance with the Allocation Ratio (as defined below) (any such sale will result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) the Trustee will distribute such Concentrated Underlying Securities in kind to the Certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the Certificateholders the financial and other information required by the Commission. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Securities Intermediary, Depositor and Certificateholders will have no discretion in this respect.


Ratings of the Certificates Subject to Change

         At the time of issuance, the Certificates of a Series (or each Class of such Series) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (each, a "Rating Agency"). The Rating Agencies may rate a Series or Class of Certificates on the basis of several factors, including the related Deposited Assets, any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support. The Rating Agencies are solely responsible for selecting the criteria for rating the Certificates.

         Any rating issued with respect to the Certificates is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Certificates.


Year 2000 Risk

         The Company

         The Year 2000 issue results from computer programs being unable to properly recognize a year that begins with "20" instead of "19." The Company's operations do not rely on information technology, but, to the extent that information technology becomes a significant element of the Company's operations, the Company would rely on its parent, ML & Co., with respect to its information technology. Therefore, the Company would rely on the initiatives of Merrill Lynch & Co. with respect to Year 2000 compliance.

         Merrill Lynch & Co. believes that it has identified and evaluated its internal Year 2000 problem and that it is devoting sufficient resources to renovating technology systems that are not already Year 2000 compliant. Merrill Lynch & Co. has allotted nearly 10% of the current year's technology budget to its Year 2000 compliance efforts. By the end of the third quarter of 1998, the total amount spent by Merrill Lynch & Co. on its Year 2000 compliance initiatives is expected to be approximately $400 million. There can be no assurance that the costs of Year 2000 compliance will not exceed those allocated by Merrill Lynch & Co., nor can there be any assurance that these compliance efforts will succeed.

         The Company maintains relationships with certain third-parties, and is undertaking to assess the Year 2000 readiness of these third-parties. To the extent that these third-parties are adversely impacted by the Year 2000 issue, there can be no assurance that the Company will not also be materially adversely affected.

         The Trusts

         Each entity acting as Trustee on behalf of a Trust may use information technology in the performance of its duties. The Company will consider, among other things, the Year 2000 readiness of a potential Trustee before selecting it as Trustee. To the extent that a Trustee is adversely impacted by the Year 2000 issue, there can be no assurance that the Certificateholders will not also be materially adversely affected, for example with respect to distributions to Certificateholders.

         Underlying Securities Issuer

         To the extent that an Underlying Securities Issuer is not Year 2000 compliant or is adversely affected by Year 2000 issues, then the prices of the Certificates and distributions to Certificateholders may be adversely affected. Unless otherwise provided in the applicable Prospectus Supplement, neither the Depositor nor the Trustee intends to ascertain the Year 2000 compliance status of any Underlying Securities Issuer.


Global Securities Limit Direct Voting; Pledge of Certificates

         Unless otherwise specified in the applicable Prospectus Supplement, the Certificates of each Series will initially be represented by one or more Global Securities deposited with, or on behalf of, a Depositary (as defined below) and will not be issued as individual Definitive Certificates to the purchasers of such Certificates. Consequently, unless and until such individual Definitive Certificates of a particular Series are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement. Until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective Participants (as defined below) and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or otherwise to act with respect to such Certificate, may be limited. See "Description of the Certificates--Global Securities" and any further description contained in the applicable Prospectus Supplement.

Limitation on Remedies Due to Passive Nature of the Trust

         The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities. Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets. Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets. Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of Certificateholders of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets. In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (as described below under "Description of Deposited Assets--Principal Terms of Underlying Securities"), the Trustee may dispose of the Deposited Assets prior to maturity. The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Amendment of Trust Agreement Without Unanimous Consent

         The Prospectus Supplement may indicate that the Trust Agreement may be amended or otherwise modified with less than unanimous consent of the Certificateholders (in no event, however, will the percentage required for consent be less than a majority). Any such amendment or other modification could have a material adverse effect on those Certificateholders of the relevant Series that do not consent to such amendment or other modification. However, the Trust Agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to Certificateholders of a Series (or Class within such Series) may become effective only with the consent of each affected Certificateholder of that Series (or Class within such Series) and that, if so specified in the applicable Prospectus Supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the Certificates of a Series (or Class within such Series) by a Rating Agency would require the consent of all of the Certificateholders of that Series (or Class within such Series).

General Unavailability Of Optional Exchange

         Although the Prospectus Supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined below) and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right (i) would not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) would not affect the characterization of the Trust as a "grantor trust" under the Code. See "Description of the Certificates--Optional Exchange." Accordingly, the Optional Exchange Right described in this Prospectus under the heading "Description of the Certificates--Optional Exchange" and further described in the relevant Prospectus Supplement will be available only to the Depositor, Merrill Lynch & Co., the Trustee and their respective affiliates and designees. Other Certificateholders generally will not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Certificates of the applicable Exchangeable Series outstanding.

                               ------------------

         The Prospectus Supplement for each Series of Certificates will set forth information regarding additional risk factors, if any, applicable to such Series (and each Class within such Series).

                                  THE DEPOSITOR

         The Depositor, a Delaware corporation, is an indirect, wholly-owned, limited-purpose subsidiary of Merrill Lynch & Co., Inc. The principal office of the Depositor is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The Certificate of Incorporation of the Depositor provides that the Depositor may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell Certificates.

                                 USE OF PROCEEDS

         If the related Deposited Assets are to be purchased by the Depositor, the net proceeds to be received from the sale of each Series of Certificates (whether or not offered hereby) will be used for such purchase. In addition, the Depositor will use such net proceeds to arrange certain Credit Support, if any, including, if specified in the applicable Prospectus Supplement, required deposits into any Reserve Account or the applicable Certificate Account (as defined below) for the benefit of the Certificateholders of such Series or Class. The remaining net proceeds, if any, will be used by the Depositor for purposes related to the deposit of Deposited Assets into one or more Trusts and the preparation, distribution and filing by the Depositor of periodic reports and other information, including, but not limited to, the fees and expenses of the Depositor incurred in connection with the ongoing activities of the Trust(s).

                             FORMATION OF THE TRUST

         The Depositor will assign and deliver the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Trustee and the Certificateholders of such Series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the Trust Agreement and will receive the Trustee Fee. The Trustee or an Administrative Agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded on the books and records of DTC or any other depositary specified in the applicable Prospectus Supplement (DTC or any such other depositary each a "Depositary") or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

         The Depositor's assignment of the Deposited Assets to the Trustee will be without recourse to the Depositor (except as to certain limited representations and warranties, if any).

         The applicable Prospectus Supplement will set forth the property of each Trust, which may consist of (i) such Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained or acquired by the Depositor, or any previous owner thereof or any other person or entity, as from time to time are specified in the Trust Agreement, (ii) such assets as from time to time are identified as deposited in the related Certificate Account, (iii) rights under the agreement or agreements pursuant to which the Trustee has acquired such Deposited Assets, (iv) those elements of Credit Support, if any, provided with respect to any Series (or Class within such Series) within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under "Description of Deposited Assets--Credit Support" and (v) any cash or other property received upon the sale, exchange, collection or other disposition of any of the foregoing.

                        MATURITY AND YIELD CONSIDERATIONS

         Each Prospectus Supplement will, to the extent applicable, contain information with respect to the types and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption or repayment. Provisions for optional or mandatory redemption or repayment prior to stated maturity, if exercised, will reduce the weighted average life of Underlying Securities and the related Series (or Class within such Series) of Certificates. A variety of tax, accounting, economic, and other factors will influence whether an Underlying Securities Issuer exercises any right of redemption in respect of its securities. All else remaining equal, if prevailing interest rates are below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no assurance that any Underlying Security redeemable at the option of the Underlying Security Issuer will remain outstanding until its stated maturity.

         In addition, the effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain terms of the Deposited Assets or the manner and priorities of allocations of collections with respect to such Deposited Assets between Classes of a given Series.

         As specified in the applicable Prospectus Supplement, each of the Underlying Securities may be subject to acceleration upon the occurrence of certain events of default under the terms of the Underlying Securities. The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities by or on behalf of the holders thereof. See "Description of Deposited Assets--Underlying Securities Indenture." If an Underlying Securities

Issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to the principal of, the premium on, if any, and the interest to be distributed in respect of the Certificates may be materially and adversely affected. Several factors influence the performance of issuers that are corporations or other business entities; these factors may affect an Underlying Securities Issuer's ability to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and economic, geographic, legal and social factors.

         The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

         The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Certificate Rate, if any, for such Series (or Class) is based on variable or adjustable interest rates. With respect to any Series of Certificates representing an interest in a pool of debt, or other eligible securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Certificate Rates, if any, applicable to such Certificates may affect the yield thereon.

         The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

                         DESCRIPTION OF THE CERTIFICATES

         Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to the Standard Terms and the Series Supplement among the Depositor, the Trustee and the Securities Intermediary named in the applicable Prospectus Supplement; a form of which Trust Agreement is attached as an exhibit to the Registration Statement. The provisions of the Trust Agreement may vary depending upon the terms of both the Certificates to be issued thereunder and the Deposited Assets, the Credit Support, if any, and related Trust. The following summaries describe material provisions of the Trust Agreement that may be applicable to each Series of Certificates. The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement that is not described herein or the description of which is materially different from the description herein. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any Series, the term "Certificate" refers to all the Certificates of that Series (and each Class within such Series), whether or not offered hereby and by the applicable Prospectus Supplement, unless the context otherwise requires.

         A copy of the Series Supplement relating to each Series of Certificates issued from time to time will be filed by the Depositor as an exhibit to a Current Report on Form 8-K, which will be filed with the Commission following the issuance of such Series.

General

         There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes. The Series (or Classes within such Series) of Certificates to be issued under the Trust Agreement will represent the entire beneficial ownership interest in the Trust for such Series created pursuant to the Trust Agreement and each such Class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such Trust, all as identified and described in the applicable Prospectus Supplement. See "Description of Deposited Assets--Collections." Reference is made to the applicable Prospectus Supplement for a description of the following terms of the Series of Certificates in respect of which this Prospectus and such Prospectus Supplement are being delivered:

                  (i)      the title of such Certificates,

                  (ii) the Series of such Certificates and, if applicable, the number and designation of Classes of such Series,

                  (iii) material information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related Trust by the Depositor (including, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related Credit Support, if any, information concerning the material terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained),

                  (iv) the dates on which, or periods during which, such Series of Certificates may be issued (each, an "Original Issue Date") and the offering price thereof,

                  (v) the limit, if any, upon the aggregate principal amount or Notional Amount, as applicable, of each Class thereof,

                  (vi) if applicable, the relative rights and priorities of each such Class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the Certificateholders of each such Class),

                  (vii) whether the Certificates of such Series are Fixed Rate Certificates or Floating Rate Certificates (each, as defined below) and the applicable interest rate (the "Certificate Rate"), or the method of calculation thereof applicable to such Series, if variable (a "Floating Certificate Rate"), the date or dates from which such interest will accrue, the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such Series or Class will be distributable and the related Record Dates (as defined below), if any,

                  (viii) the circumstances and conditions under which any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective affiliates and designees, may exercise an Optional Exchange Right (to the extent that the exercise of such right (a) would not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (b) would not affect the treatment of the Trust as a "grantor trust" under the Code) and the periods within which or the dates on which, and the terms and conditions upon which any such Optional Exchange may be exercised, in whole or in part,

                  (ix) the option, if any, of any specified third party (which may include one or more of the Depositor, Merrill Lynch & Co. or their respective affiliates) to purchase Certificates held by a Certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part,

                  (x) the rating of each Series or each Class within such Series offered hereby,

                  (xi) the denominations in which such Series or each Class within such Series will be issuable,

                  (xii) whether the Certificates of any Class within a given Series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof,

                  (xiii) the identity of the Depositary, if other than DTC, for such Certificates,

                  (xiv) the Specified Currency applicable to the Certificates of such Series or Class for purposes of denominations and distributions on such Series or each Class within such Series and the circumstances and conditions, if any, when such Specified Currency may be changed, at the election of the Depositor or a Certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such Series or Class are to be distributed pursuant to such election,

                  (xv) all applicable Required Percentages and Voting Rights relating to the manner and percentage of votes of Certificateholders of such Series and each Class within such Series required with respect to certain actions by the Depositor or the Trustee under the Trust Agreement or with respect to the applicable Trust,

                  (xvi) remedies upon the occurrence of a payment default on the Underlying Securities on an acceleration of the Underlying Securities, and

                  (xvii) all other material terms of such Series or Class within such Series of Certificates.

         The United States federal income tax consequences and ERISA consequences relating to any Series or any Class within such Series of Certificates will be described in the applicable Prospectus Supplement. In addition, any special considerations, the specific terms and other information with respect to the issuance of any Series or Class within such Series of Certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable Prospectus Supplement. The U.S. dollar equivalent of the public offering price or purchase price of a Certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency on the applicable issue date. As specified in the applicable Prospectus Supplement, such determination will be made by the Depositor, the Trustee, the

Administrative Agent, if any, or an agent thereof as exchange rate agent for each Series of Certificates. If a noon buying rate is not published for a Specified Currency, the applicable Prospectus Supplement will set forth another source for all exchange rate calculations.

         Transfers of beneficial ownership interests in any Global Security will be effected in accordance with the normal procedures of DTC or any other specified Depositary. If Definitive Certificates are issued in the limited circumstances described herein, they may be transferred or exchanged for like Certificates of the same Series at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations set forth in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Distributions

         Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and each Class within such Series) will be made by or on behalf of the Trustee on each Distribution Date as specified in the applicable Prospectus Supplement, and the amount of each distribution will be determined as of the close of business on the date specified in the applicable Prospectus Supplement (the "Record Date").

         Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement in The City of New York; provided that any such amounts distributable on the Final Scheduled Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.

         Distributions on Certificates will be made, except as provided below, by check mailed to the Certificateholders listed on the relevant Record Date in the ownership register maintained for that purpose under the Trust Agreement (which, in the case of Global Securities, will be a nominee of the Depositary). A Certificateholder of $10,000,000 or more in aggregate principal amount of Certificates of a given Series, and any holder of a Global Security, shall be entitled to receive such distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than 10 calendar days prior to the applicable Distribution Date.

         "Business Day" with respect to any Certificate means any day other than
(i) a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close or (ii) a business day, as such term is used in the indenture for the Underlying Securities (the "Underlying Securities Indenture").

Interest on the Certificates

         Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Certificate Rate, which may be a fixed or floating Certificate Rate, as described below. In the case of Strip Certificates with a nominal or no Certificate Principal Balance, such distributions of interest will be in an amount described in the applicable Prospectus Supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with a nominal or no Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative Voting Rights, all as specified in the applicable Prospectus Supplement. The Certificate Rate will be described in the applicable Prospectus Supplement and will be based upon the rate of interest received on the Underlying Securities, Credit Support, if any, and any payments payable in respect of the Retained Interest (if any). The Certificate Rate may be either a fixed rate or a floating rate.

         Fixed Rate Certificates. Each Series of Certificates with a fixed Certificate Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Certificate Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for repayment (or, in the case of Fixed Rate Certificates with a nominal or no principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Certificate Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

         Floating Rate Certificates. Each Series of Certificates with a variable Certificate Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance, from its Original Issue Date to but excluding the first Interest Reset Date (as defined below) for such Series at the Initial Certificate Rate set forth on the face thereof and in the applicable Prospectus Supplement.

Thereafter, the Certificate Rate on such Series for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The Base Rate for any Series of Certificates will, as described in greater detail below, be a fluctuating rate of interest that is publicly available and is established by reference to quotations provided by third parties of the interest rate from time to time prevailing on loans or other extensions of credit in a specified credit market. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more Rating Agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement. The applicable Prospectus Supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) the CD Rate ("CD Rate Certificate"), (ii) the Commercial Paper Rate ("Commercial Paper Rate Certificate"), (iii) the Federal Funds Rate ("Federal Funds Rate Certificate"),
(iv) LIBOR ("LIBOR Certificate"), (v) the Prime Rate ("Prime Rate Certificate"),
(vi) the Treasury Rate ("Treasury Rate Certificate") or (vii) another Base Rate, as set forth in the applicable Prospectus Supplement. The "Index Maturity" for any Series of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York. Interest will be payable only from cash received by the Trustee from the Deposited Assets or other assets deposited in the Trust and available for application to such payment, notwithstanding the accrual of interest on the Certificate Principal Balance at a higher rate.

         As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement ("Maximum Certificate Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Certificate Rate"). In addition to any Maximum Certificate Rate that may be applicable to any Series of Floating Rate Certificates, the Certificate Rate applicable to any Series of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

         The Depositor will appoint, and enter into agreements with, agents (each, a "Calculation Agent") to calculate Floating Certificate Rates on each Series of Floating Rate Certificates. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series.

         The Floating Certificate Rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period," and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable Prospectus Supplement. Interest Reset Dates with respect to each Series will be specified in the applicable Prospectus Supplement; provided that, unless otherwise specified in such Prospectus Supplement, the Certificate Rate in effect for the 10 days immediately prior to the Final Scheduled Distribution Date will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any Series of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on the next Business Day, except that, in the case of a LIBOR Certificate, if such Business Day would fall in the next calendar month, such Interest Reset Date will be the immediately preceding Business Day.

         Unless otherwise specified in the applicable Prospectus Supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date. With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Prospectus Supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Certificate Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates, Prime Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Certificate Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

         Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the Certificate Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

         Interest on any Series of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

         The "Calculation Date," where applicable, pertaining to a Record Date will be the earlier of (i) the tenth calendar day after such Record Date or, if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Distribution Date.

         Upon the request of the holder of any Floating Rate Certificate of a given Series, the Calculation Agent for such Series will provide the Certificate Rate then in effect and, if determined, the Certificate Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

         CD Rate Certificates. CD Rate Certificates will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "CD Rate" means, with respect to any Record Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity, as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the CD Rate will be the rate on such Record Date for negotiable certificates of deposit of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations, under the heading "Certificates of Deposit." If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the CD Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Record Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such CD Rate Certificates on such Record Date.

         CD Rate Certificates, like other Certificates, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

         Commercial Paper Rate Certificates. Commercial Paper Rate Certificates will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Commercial Paper Rate" means, with respect to any Record Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the applicable Index Maturity, as published in H.15(519) under the heading "Commercial Paper." If such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Commercial Paper Rate will be the Money Market Yield on such Record Date of the rate for commercial paper of the applicable Index Maturity, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Commercial Paper." If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Commercial Paper Rate for such Record Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on such Record Date of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent after consultation with the Depositor, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating (as determined by a nationally recognized rating agency) is "AA" or the equivalent; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Commercial Paper Rate Certificates on such Record Date.

         "Money Market Yield" will be a yield calculated in accordance with the following formula:

              Money Market Yield     =          D X 360         X     100
                                            --------------
                                             360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable period for which interest is being calculated.

         Federal Funds Rate Certificates. Federal Funds Rate Certificates will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Federal Funds Rate" means, with respect to any Record Date, the rate on such date for federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Federal Funds Rate will be the rate on such Record Date, as published by the Federal Reserve Bank of New York in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in Composite Quotations by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Record Date, then the Federal Funds Rate for such Record Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York, selected by the Calculation Agent after consultation with the Depositor, as of 9:00 a.m., New York City time, on such Record Date; provided that, if the brokers selected as aforesaid by the Calculation Agent are not arranging such transactions, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Federal Funds Certificates on such Record Date.

         LIBOR Certificates. LIBOR Certificates will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         "LIBOR" means, with respect to any Record Date, the rate determined by the Calculation Agent in accordance with either clause (1) or clause (2) below, as specified in the applicable Prospectus Supplement:

                  (1) The rate for deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such Record Date ("LIBOR Telerate"). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the page 3750 on that service or such other service or services as may be designated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

                  (2) The arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified in the applicable Prospectus Supplement, commencing on the second London Banking Day immediately following such Record Date, that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Record Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         If neither LIBOR Telerate nor LIBOR Reuters is specified in the applicable Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         If (i) in the case where paragraph (1) above applies, no rate appears on the Telerate Page 3750 or (ii) in the case where paragraph (2) above applies, fewer than two offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Record Date will be determined by the Calculation Agent on the basis of the rates at which deposits in U.S. dollars of the Index Maturity specified in the applicable Prospectus Supplement are offered to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Record Date by four major banks ("Reference Banks") in the London interbank market, selected by the Calculation Agent, commencing on the second London Banking Day immediately following such Record Date in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Record Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Record Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Record Date by three major commercial or investment banks (which may include Merrill Lynch & Co. or any of its affiliates) in The City of New York, selected by the Calculation Agent, for U.S. dollar loans of the applicable Index Maturity to leading European banks, commencing on the second London Banking Day immediately following such Record Date, in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that, if the banks selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such LIBOR Notes on such Record Date.

         If any LIBOR Certificate is indexed to the offered rates for deposits in a Specified Currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rates.

         Prime Rate Certificates. Prime Rate Certificates will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Prime Rate" means, with respect to any Record Date, the rate on such date, as published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen NYMF Page" as such bank's prime rate or base lending rate as in effect for such

Record Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks). If fewer than four but more than one such rate appears on the Reuters Screen NYMF Page for such Record Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on such Record Date by four major money center banks in The City of New York, selected by the Calculation Agent after consultation with the Depositor. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates in effect for such Record Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Depositor; provided that, if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Prime Rate Certificates on such Record Date.

         Treasury Rate Certificates. Treasury Rate Certificates will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any) specified in the applicable Prospectus Supplement.

         The "Treasury Rate" means, with respect to any Record Date, the rate for the auction held on such Record Date of treasury bills of the Index Maturity specified in the applicable Prospectus Supplement, as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills-auction average (investment)." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Record Date, the Prime Rate will be the auction average rate for such Record Date (expressed as a bond equivalent, rounded to the nearest one-hundredth of one percent, with five one-thousandths of a percent rounded upward, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Record Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Record Date, of three leading primary United States government securities dealers, selected by the Calculation Agent after consultation with the Depositor, for the issue of treasury bills with a remaining maturity closest to the applicable Index Maturity; provided that, if the dealers selected as aforesaid by the Calculation Agent are not quoting such rates, the interest rate for the period commencing on the Interest Reset Date following such Record Date will be the interest rate borne by such Treasury Rate Certificates on such Record Date.

Principal of the Certificates

         Each Certificate (other than certain Classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flows on the Deposited Assets. The applicable Prospectus Supplement will include a section entitled "Description of the Certificates--Collections and Distributions" which will set forth the priority of distributions on each Class of Certificates in a given Series. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. The initial aggregate Certificate Principal Balance of Certificates of a Series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series will be specified in the applicable Prospectus Supplement.

Optional Exchange

         The applicable Prospectus Supplement may provide that any of the Depositor, Merrill Lynch & Co. or the Trustee, or their respective affiliates and designees, may exchange Certificates of any given Series (an "Exchangeable Series") for a pro rata portion of the Deposited Assets (an "Optional Exchange Right"). The applicable Prospectus Supplement will specify the terms upon which an Optional Exchange Right may be exercised; provided that (a) any Optional Exchange Right shall be exercisable only to the extent that the exercise of such right (i) would not affect the Trust's ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) would not affect the characterization of the Trust as a "grantor trust" under the Code, and (b) if the Deposited Assets constitute a pool of Underlying Securities, any exercise of the Optional Exchange Right will be effected so that, with respect to each series or issue of Underlying Securities included in such pool (together with any related assets that credit enhance or otherwise support that series or issue of Underlying Securities), the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately prior to such exercise will be equal to the proportion that the principal amount of such series or issue of Underlying Securities (together with such related assets) bears to the aggregate principal amount of Certificates immediately after such exercise. In addition, the exercise of an Optional Exchange Right will decrease the aggregate amount of Certificates of the applicable Exchangeable Series outstanding. See "Risk Factors--General Unavailability of Optional Exchange."

         While the exercise of an Optional Exchange will decrease the aggregate amount of Certificates of the applicable Exchangeable Series outstanding, the availability of the Optional Exchange Right may increase liquidity for the Certificateholders. The ability to exchange Certificates for Underlying Securities enables the Depositor, Merrill Lynch & Co. or the Trustee, or any of their respective affiliates or designees, to sell the Underlying Security, which may be part of a more liquid issue than the Certificates, at a better price for the holder than the sale of the less liquid Certificates.

Default and Remedies


         If there is a payment default on or acceleration of the Underlying Securities, then: (i) the Trustee will sell all of such Underlying Securities and a pro rata portion of the Related Assets and distribute the proceeds from such sale to the Certificateholders in accordance with the Allocation Ratio (any such sale may result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Underlying Securities), (ii) the Trustee will distribute such Underlying Securities and a pro rata portion of the Related Assets in kind to the Certificateholders in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the Certficateholders the financial and other information required by the Commission. The choice of remedies will be set forth for a given Series in the Prospectus Supplement, and the Trustee, Depositor and Certificateholders will have no discretion in this respect.


         The "Allocation Ratio" is the allocation between Classes of a given Series of the total expected cash flows from the Deposited Assets of that Series. The Prospectus Supplement for any Series with more than one Class will set forth the Allocation Ratio for that Series. In addition to default or acceleration on Underlying Securities, the Allocation Ratio relates to voting rights held by owners of Underlying Securities because such rights will be allocated among the Certificateholders of different Classes of a given Series in accordance with their economic interests. Further, the Allocation Ratio applies in the event of a sale or distribution of Underlying Securities once an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, as discussed below under "Description of Deposited Assets--Principal Terms of Underlying Securities."

Call Right

         Merrill Lynch & Co. or the Depositor or, if so specified in the relevant Prospectus Supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the Certificates of a given Series or Class from the holders thereof (the "Call on Certificates") or all or some of the Underlying Securities of a given Series from the Trust (the "Call on Underlying Securities" and, together with the Call on Certificates, the "Call Right"). If one or more specified persons holds a Call Right, the applicable Prospectus Supplement will designate such Series as a "Callable Series."

         The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable Prospectus Supplement. Such terms may relate to, but are not limited to, the following:

                  (a)      the initial holder of the Call Right,

                  (b) whether the Certificate Principal Balance or Notional Amount of each Certificate being purchased pursuant to the Call Right must be an Authorized Denomination;

                  (c)      the Call Date or Dates; and

                  (d)      the Call Price.

         After receiving notice of the exercise of a Call Right, the Trustee will provide notice thereof as specified in the Standard Terms. Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each Certificateholder will be entitled to receive (in the case of a purchase of less than all of the Certificates) payment of a pro rata share of the Call Price paid in connection with such exercise. In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the Certificates will be redeemed in whole, pro rata or in accordance with the Allocation Ratio, as applicable and as specified in the related Prospectus Supplement. A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Put Right

         Certificates may be issued with Underlying Securities that permit the holder thereof to require the Underlying Securities Issuer to repurchase or otherwise repay (in each case, a "Put Option") such Underlying Securities ("Puttable Underlying Securities") on or after a fixed date. In such cases, the Trustee for such Series of Certificates will exercise the Put Option on the first date such option is available to be exercised (the "Put Date") and the Put Date will also be the Final Scheduled Distribution Date with respect to such Series; provided, however, if the holder of a Call Right has exercised that right prior to the Final Scheduled Distribution Date, then the Certificates of the Callable Series will be redeemed as described in "Description of the Certificates--Call Right." The Depositor will not issue a Series of Certificates with Puttable Underlying Securities if it would either (i) cause the Trust or Depositor to fail to satisfy

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the applicable requirements for exemption under Rule 3a-7 under the Investment
Company Act of 1940 or (ii) affect the characterization of the Trust as a "grantor trust" under the Code.

Global Securities

         Unless otherwise specified in the applicable Prospectus Supplement, all Certificates of a given Series will, upon issuance, be represented by one or more Global Securities that will be deposited with, or on behalf of, DTC, and registered in the name of Cede, as nominee of DTC. Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each, a "Definitive Certificate"), a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

         DTC has advised the Depositor as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its Participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with DTC ("Participants") in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers (including Merrill Lynch & Co.), banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC has confirmed to the Depositor that it intends to follow such procedures.

         Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Security to the accounts of its Participants. The accounts to be credited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Depositor or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons or entities that may hold beneficial interests through Participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by Participants or persons or entities that hold through Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

         So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Security for all purposes under the Trust Agreement governing such Certificates. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have individual Certificates represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholders thereof under the Trust Agreement governing such Certificates. Because the Depositary can act only on behalf of its Participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

         Distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Security. None of the Depositor, the Trustee or Securities Intermediary for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

         The Depositor expects that the Depositary for Certificates of a given Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Security representing any of such Certificates, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Depositary also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be registered in "street name" and will be the responsibility of such Participants.

         If the Depositary for Certificates of a given Series is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Depositor within 90 days, the Depositor will issue individual Definitive Certificates in exchange for the Global Security or Securities representing such Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates of a given Series represented by one or more Global Securities and, in such event, will issue Definitive Certificates of such Series in exchange for the Global Security or Securities representing such Certificates. Further, if the Depositor so specifies with respect to the Certificates of a given Series, an owner of a beneficial interest in a Global Security representing Certificates of such Series may, on terms acceptable to the Depositor and the Depositary for such Global Security, receive

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


individual Definitive Certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Definitive Certificates of the Series represented by such Global Security equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name.

         The applicable Prospectus Supplement will set forth any specific terms of the depository arrangement with respect to any Series of Certificates being offered thereby to the extent not set forth or different from the description set forth above.

                       DESCRIPTION OF THE TRUST AGREEMENT

         General. The following summary of material provisions of the Trust Agreement does not purport to be complete, and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement. Wherever particular sections or defined terms of the Standard Terms are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

         At the time any Series of Certificates is issued, the Depositor will cause the Underlying Securities and the other Deposited Assets specified in the Prospectus Supplement, if any, to be assigned and delivered to the Trustee to be deposited in the related Trust, together with all principal, premium (if any) and interest received by or on behalf of the Depositor on or with respect to such Underlying Securities and other Deposited Assets after the cut-off date specified in the Prospectus Supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest. Concurrently with such assignment, the Depositor will execute, and the Trustee will authenticate and deliver, the Certificates to the Depositor in exchange for the Underlying Securities and other Deposited Assets, if any. Each Deposited Asset will be identified in a schedule to the Trust Agreement. Such schedule will include certain summary identifying information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date. Such schedule will include, to the extent applicable, information regarding the payment terms of any Concentrated Underlying Security, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

         In addition, the Depositor will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee. The Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

         The Depositor will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement. Upon a breach of any such representation of the Depositor which materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

         General. With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through administrative agents, will establish and maintain certain accounts for the benefit of the holders of the relevant Certificates and will deposit in such accounts all amounts received by it in respect of the Deposited Assets. The Trustee on behalf of the Trust may direct any depository institution maintaining such accounts to invest the funds in such accounts in one or more Eligible Investments (as defined in the Trust Agreement) bearing interest or sold at a discount. Any earnings with respect to such investments will be paid to, and any losses with respect to such investments will be solely for the account of, the Certificateholders (and, if applicable, the holder of the Retained Interest) in accordance with the Allocation Ratio. Further, the Trustee or such other person specified in the Prospectus Supplement, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support and provided further that, except as otherwise expressly set forth in the applicable Prospectus Supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

         Realization upon Defaulted Deposited Assets. The Trustee, as administrator with respect to the Deposited Assets, on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support instrument and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the Trustee under any Credit Support instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

         The Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon any defaulted Deposited Asset; provided that the Trustee will be required to expend or risk its own funds or otherwise incur financial liability if and only to the extent specified in the applicable Prospectus Supplement. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset,
(ii) interest accrued but unpaid thereon at the applicable interest rate and
(iii) the aggregate amount of expenses incurred by the

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


Trustee in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust for the applicable Series will realize a loss in the amount of such difference. To the extent provided in the applicable Prospectus Supplement, the Trustee will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest

         The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable Series Supplement. A Retained Interest in a Deposited Asset represents a specified ownership interest therein and a right to a portion of the payments thereon. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable Certificate Account or become a part of the related Trust. After the Trustee deducts all applicable fees (as provided for in the Trust Agreement) from any partial recovery on an Underlying Security, the Trustee will allocate any such partial recovery between the holder of the Retained Interest (if any) and the Certificateholders of the applicable Series.

Advances in Respect of Delinquencies

         Unless otherwise specified in the applicable Prospectus Supplement, the Trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates. However, to the extent provided in the applicable Prospectus Supplement, the Trustee will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Record Date, subject to (i) the Trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the Prospectus Supplement.

         Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Trustee's funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Accounts for such Series to the extent that the Trustee shall determine, in its sole judgment, that such advance is not ultimately recoverable from Related Proceeds. If advances have been made by the Trustee from excess funds in the Certificate Account for any Series, the Trustee will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution date are less than payments required to be made to Certificateholders on such date. If so specified in the applicable Prospectus Supplement, the obligations, if any, of the Trustee to make advances may be secured by a cash advance reserve fund or a Surety Bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such Surety Bond will be set forth in the applicable Prospectus Supplement.

Certain Matters Regarding the Trustee, the Administrative Agent, and the
Depositor

         The Trustee may enter into agreements ("Administration Agreements") with one or more Administrative Agents in order to delegate certain of its administrative obligations with respect to a related Series under the Trust Agreement; provided, however, that

         (i) such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under the Trust Agreement,

         (ii) such Administrative Agreement shall not affect the rating of any Class of Certificates of such Series,

         (iii) such agreements are consistent with the terms of the Trust Agreement,

         (iv) the Trustee will remain solely liable for all fees and expenses it may owe to such Administrative Agent,

         (v) the Administrative Agent shall give representations and warranties in such Administration Agreement which are the same in substance as those required of the Trustee and

         (vi) such Administrative Agent shall meet the eligibility requirements of the Trustee pursuant to the Trust Agreement.

An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The entity serving as Administrative Agent for any such Series may be the Trustee, the Securities Intermediary, the

Depositor, an affiliate of any of the foregoing, or any third party and may have other business relationships with the Trustee, the Securities Intermediary, the Depositor or their respective affiliates. The applicable Prospectus Supplement will specify the Administrative Agent's compensation, if any, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

         The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent's obligations and duties under the Trust Agreement with respect to such Series.

         The Trust Agreement will further provide that neither such Administrative Agent, the Depositor, the Trustee nor any director, officer, employee, or agent of the Trustee, the Administrative Agent or the Depositor will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Trustee, the Administrative Agent, the Depositor nor any such director, officer, employee or agent will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trust Agreement will further provide that the Trustee, an Administrative Agent, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Trust Agreement will provide that the Trustee, an Administrative Agent, and the Depositor are under no obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in their respective opinions may involve it in any expense or liability. Each of the Trustee, an Administrative Agent, and the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

         The Trustee, Depositor, and any Administrative Agent shall have no obligations with respect to the Underlying Securities. The Depositor is not authorized to proceed against the Underlying Securities Issuer in the event of a default. Except as expressly provided in the Trust Agreement, the Trustee is not authorized to proceed against the Underlying Securities Issuer or to assert the rights and privileges of Certificateholders.

         Any person into which the Trustee, the Depositor, or an Administrative Agent may be merged or consolidated, or any person resulting from any merger of consolidation to which the Trustee, Depositor, or an Administrative Agent is a part, or any person succeeding to the business of the Trustee, Depositor, or an Administrative Agent, will be the successor of the Trustee, Depositor, or such Administrative Agent (as the case may be) under the Trust Agreement with respect to the Certificates of a Series.

Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event

         "Administrative Agent Termination Events" under the Trust Agreement with respect to any given Series of Certificates will consist of the following:
(i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under its agreement with the Trustee with respect to such Series which continues unremedied for 30 days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement and the related Series Supplement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage applicable to each such matter is calculated. "Required Percentage" means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage of the aggregate Voting Rights of Certificates of such Series applicable to such matter. "Voting Rights" are the portion of the aggregate voting rights of Underlying Securities allocated to Certificateholders of each Class within a given Series (and to the holder of the Retained Interest) in direct proportion to the Allocation Ratio, as set forth in the applicable Prospectus Supplement.

         Upon the occurrence of an Administrative Agent Termination Event, the Trustee may terminate the relevant Administration Agreement and the rights and obligations of any such Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement. In the event of a termination of any such Administration Agreement, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall administer directly the related Underlying Securities or shall enter into an Administration Agreement with a successor Administrative Agent which so qualifies under the requirements set forth above. If the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent which so qualifies under the requirements set forth above. Pending such appointment, the Trustee must act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated).

Trustee Compensation and Payment of Expenses

         The applicable Prospectus Supplement will specify the Trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

         The applicable Series Supplement may provide for the payment by the Depositor of certain Prepaid Ordinary Expenses (as defined below) of the Trustee. If the Prepaid Ordinary Expenses set forth in the Series Supplement are greater than zero, the Trustee will be deemed to agree that the payment of such amount constitutes full and final satisfaction of and payment for all Ordinary Expenses. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee will be paid on a periodic basis by the Trust or the Retained Interest at the rate or amount and on the terms provided for in the Series Supplement. The Trustee has agreed, pursuant to the Trust Agreement, that its right to receive such payments from the Trust will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim on payment of Ordinary Expenses from any other source, including the Depositor. If the Prepaid Ordinary Expenses set forth in the Series Supplement are zero, the Series Supplement may provide that the Depositor will pay to the Trustee from time to time a fee for its services and expenses as trustee as set forth in the Series Supplement payable at the times set forth therein. The Trustee will agree, pursuant to the Trust Agreement, that its right to receive such payments from the Depositor will constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee will have no claim for payment of Ordinary Expenses from the Trust. The Trustee has further agreed that, notwithstanding any failure by the Depositor to make such periodic payments of Ordinary Expenses, the Trustee will continue to perform its obligations under the Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under the Trust Agreement will be extinguished and of no further effect upon he payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to the terms of the Trust Agreement.

         Subject to the terms of the Trust Agreement, all Extraordinary Expenses, to the extent not paid by a third party, are obligations of the Trust, and when due and payable will be satisfied solely by the Trust. "Extraordinary Expenses" are any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i) Ordinary Expenses and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to the Trust Agreement. "Ordinary Expenses" are defined in the Series Supplement and generally will consist of the Trustee's ordinary expenses and overhead in connection with its services as Trustee, including (a) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitations of consent or instructions, or other communications required by the Trust Agreement, (b) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making payments of interest or principal, (c) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (d) any other costs and expenses that are or reasonably should have been expected to be incurred in the ordinary course of administration of the Trust. If and to the extent specified in the applicable Series Supplement, in addition to amounts payable to any Administrative Agent, the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the applicable Prospectus Supplement.

         The Trustee will not take any action, including appearing in, instituting or conducting any action or suit under the Trust Agreement or in relation thereto which is not indemnifiable under the Trust Agreement which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than the Required Percentage-Remedies, and (iii) the Certificateholders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities will either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Certificates then outstanding, or (y) paid by the Trustee (which payment will be made out of its own funds and not from monies on deposit in the Trust), in which case the Trustee will be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities on a pro rata basis among such Certificateholders.

Optional Exchange

         The terms and conditions, if any, upon which Certificates of any Series may be exchanged for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Series Supplement; provided that any such Optional Exchange Right will be exercisable only to the extent that the Depositor provides upon the Trustee's request an opinion of counsel that (i) such exchange would not be inconsistent with continued satisfaction of the applicable requirements under the Investment Company Act of 1940, as amended, and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" under the Code; provided further that no Certificate may be exchanged unless the Trustee has received at least 30 days' but not more than 45 days' notice prior to an Optional Exchange Date (as defined in the Supplement), as more particularly described in the Trust Agreement.

         Any tender of a Certificate by the holder thereof for exchange will be irrevocable. Unless otherwise provided in the applicable Series Supplement, the Optional Exchange Right may be exercised by the holder of a Certificate for less than the aggregate principal amount of such Certificate as long as the aggregate principal amount outstanding after such exchange is a multiple of the minimum denomination of such Certificate and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate will be canceled and a new Certificate or Certificates for the remaining principal amount of the Certificate will be issued (which, in the case of any Certificate issued in registered form, will be in the name of the holder of such exchanged Certificate).

Voting Rights with Respect to Underlying Securities

         Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of Voting Rights or the giving of consents by, owners of any of the Underlying Securities, the Trustee will give notice to the Certificateholders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities, (ii) a statement that the Certificateholders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities, to instruct the Trustee as to the exercise of Voting Rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. The Trustee will give such notice to the Certificateholders of record on the relevant record date.

         Upon the written request of the applicable Certificateholder, received on or before the date established by the Trustee for such purpose, the Trustee will endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee will not vote except as specifically authorized and directed in written instructions from the applicable Certificateholder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based upon advice furnished by nationally recognized independent tax counsel, whether at the request of any Certificateholder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee will exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to make any such determination.

         By accepting delivery of a Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Certificateholder agrees so long as it is an owner of such Certificate that it will not grant any consent
(i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Certificates held by such Certificateholder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Certificateholder. The Trustee will not grant any consent solicited from the owners of the Underlying Securities underlying the Certificates with respect to the matters set forth under this section, "Description of the Trust Agreement--Voting Rights with Respect to Underlying Securities," nor will it accept or take any action in respect of any consent, proxy or instructions received from any Certificateholder in contravention of the provisions of such Section.

Limitations on Rights of Certificateholders

         No Certificateholder of a given Series will have the right under the Trust Agreement to institute any proceeding with respect thereto unless (i) such Certificateholder previously has given to the Trustee written notice of a continuing breach, (ii) Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee, (iii) such Certificateholder or Certificateholders have offered the Trustee reasonable indemnity, (iv) the Trustee for 15 days has failed to institute any such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15 day period by Certificateholders evidencing not less than the Required Percentage-Remedies of the aggregate Voting Rights. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement, to make any investigation into the facts of matters arising under the Trust Agreement or stated in any document believed by it to be genuine, unless requested in writing to do so by Certificateholders of the Required Percentage-Direction of Trustee (as defined in the Trust Agreement) or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

         Unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement may be amended from time to time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes:



                  (i)      to cure any ambiguity;

                  (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement;

                  (iii) to appoint a change in Trustee for a Series of Certificates subsequent to the Closing Date (as defined in the applicable Supplement) for such Series;

                  (iv) to provide for administration of separate Trusts by more than one trustee;

                  (v) to provide for a successor Trustee with respect to Certificates of one or more Series;

                  (vi) to provide for the issuance of a new Series of Certificates pursuant to a Supplement;

                  (vii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any Series or Class of Certificateholders differently than any other Series or Class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected Series or Class of Certificateholders;

                  (viii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders;

                  (ix)     to comply with any requirements imposed by the Code;
                           or


                  (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement; provided, however, that in the case of any amendment the Rating Agency Condition shall be satisfied with respect to such amendment and that no such amendment shall cause any Trust created hereunder to fail to qualify as a fixed investment trust or "grantor trust") under the Code.

         Without limiting the generality of the foregoing, unless otherwise specified in the applicable Prospectus Supplement, the Trust Agreement also may be modified or amended from time to time by the Depositor, the Trustee and the Securities Intermediary, with the consent of the holders of Certificates evidencing the Required Percentage-Amendment of the aggregate Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that if such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the Required Percentage specified in the related Series Supplement shall include an additional specified percentage of the Certificates of such Series or Class, and provided further that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments received on Deposited Assets which are required to be distributed on any Certificate without the consent of the holders of such Certificates or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in the Trust Agreement, without the consent of the holders of all Certificates of such Series or Class then Outstanding.

         Unless otherwise specified in the applicable Prospectus Supplement, holders of Certificates evidencing not less than the Required Percentage to waive the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Depositor or the Trustee with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

Reports to Certificateholders; Notices

         Reports to Certificateholders. With each distribution to Certificateholders of a Series, the Trustee will forward or cause to be forwarded to each such Certificateholder, to the Depositor and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

                  (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities and any amounts received by the Trustee with respect to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (ii) any amounts payable by the Trust as of such date pursuant to any derivatives transaction entered into by the Trust pursuant to the terms of the Trust Agreement;

                  (iii) the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable (or that such Certificateholder reasonably requests in writing) to enable Certificateholders to prepare their tax returns;

                  (iv) the amount of the distribution on such Distribution Date to Certificateholders of each Class of such Series allocable to principal of and premium, if any, and interest on the Certificates of each such Class, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                  (v) in the case of Certificates bearing interest on a floating rate basis, the respective floating rate applicable to such Certificates on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

                  (vi) if the Series Supplement provides for Advances (as defined in the Trust Agreement), the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                  (vii) the aggregate stated principal amount and, if applicable, Notional Amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and, if such rating has changed since the last Distribution Date, the current rating assigned thereon by the applicable Rating Agency;

                  (viii) the aggregate principal amount (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate principal amount (or Notional Amount) due to the allocation of certain Realized Losses on such Distribution Date or otherwise, as provided in the Trust Agreement;

                  (ix) as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and


                  (x) any other information appropriate for a Series, as specified in the applicable Prospectus Supplement.

         Within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclause (iii) above, aggregated for such calendar year during which such person was a Certificateholder. Such obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

         Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the last address of such holder set forth in the applicable Certificate Register. Any notice so mailed within the time period prescribed in the Trust Agreement or Series Supplement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Evidence as to Compliance

         The Trust Agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         The Trust Agreement will also provide for delivery to the Depositor, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

         Copies of the annual accountants' statement, if any, and the statement of officers of the Trustee may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the applicable Prospectus Supplement.

Replacement Certificates

         If a mutilated Certificate is surrendered at the corporate trust office or agency of the Trustee in the City or State of New York or the Depositor and the Trustee receive satisfactory evidence that such Certificate has been lost, destroyed or stolen it may be replaced upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such security and indemnity as the Trustee and the Depositor may require to hold each of them and any Paying Agent harmless; provided that neither the Depositor nor the Trustee has received notice that such Certificate was acquired by a bona fide purchaser.

Termination

         The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account and required to be paid to them pursuant to the Trust Agreement following final payment or other liquidation of any remaining Deposited Assets or Credit Support subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Assets or Credit Support. In no event, however, will any Trust created by the Trust Agreement continue beyond the respective date specified in the applicable Prospectus Supplement, nor will such Trust continue to exist if its existence would result in a violation of the common-law Rule Against Perpetuities. Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under "--Reports to Certificateholders; Notices," and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

         Any such purchase of Deposited Assets or Credit Support and property acquired in respect of Deposited Assets or Credit Support evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets or Credit Support for such Series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets or the Credit Support at the Cut-off Date (as defined in the Trust Agreement) for the Series specified in the applicable Prospectus Supplement.

Duties of the Trustee

         The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the recitals contained therein, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or the Deposited Assets, or the proceeds thereof. The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

The Trustee

         The Trustee for any given Series of Certificates under the Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the Depositor, any Administrative Agent and their respective affiliates.

                         DESCRIPTION OF DEPOSITED ASSETS

General

         Each Series of Certificates (or, if more than one Class exists, each Class within such Series) will represent in the aggregate the entire beneficial ownership interest in the Underlying Securities (which shall be Government Securities, senior or subordinated publicly traded debt obligations of one or more corporations, general or limited partnerships, preferred securities of TOPrS(sm) trusts

(as defined below) organized by such issuers, or securities that are similar to those issued by TOPrS(sm) trusts, in each case organized under the laws of the United States of America or any state thereof or under the laws of any foreign jurisdiction, together with other assets. Such other assets may include cash, cash equivalents, guarantees, Letters of Credit, financial insurance, interest rate, currency, equity, commodity and credit-linked swaps, caps, floors, collars and options, forward contracts, structured securities and other instruments and transactions that credit enhance, hedge or otherwise support the Underlying Securities (also described under "Risk Factors--Derivatives") designed to assure the servicing or timely distribution of payments to holders of the Certificates. Such assets will be described in the applicable Prospectus Supplement (such assets, together with the Underlying Securities, the "Deposited Assets"). Underlying Securities will have been issued pursuant to an effective registration statement filed with the Commission (or an exemption therefrom). If the Underlying Securities represent obligations issued by one or more Underlying Securities Issuers, such Underlying Securities will satisfy certain eligibility criteria described below under "Underlying Securities Issuer." Except for Government Securities, the Underlying Securities will be purchased in the secondary market and will not be acquired from any Underlying Securities Issuer (whether as part of any distribution by or pursuant to any agreement with such Underlying Securities Issuer or otherwise). The Underlying Securities will represent direct obligations of the United States Government, one or more corporations, general or limited partnerships, preferred securities of TOPrs Trusts organized by such issuers, or securities that are similar to TOPrS(sm), in each case, organized under the laws of the United States or any state thereof or under the laws of any foreign jurisdiction. No Underlying Securities Issuer will participate in the offering of the Certificates, nor will an Underlying Securities Issuer receive any of the proceeds from the sale of Underlying Securities or from the issuance of the Certificates.

         Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust, and the Certificates of a given Series will possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series. In such event, the other Classes of such Series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

         This Prospectus relates only to the Certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities and the Underlying Securities Issuer is intended only to summarize material characteristics of the Underlying Securities that the Depositor is permitted to deposit in a Trust and does not purport to be a complete description of any prospectus relating to Underlying Securities or of any Underlying Securities Indenture.

         The applicable Prospectus Supplement will describe the material terms of the Deposited Assets, including the material terms of any derivative instruments that are included in the Deposited Assets.

Underlying Securities Issuer

         The Underlying Securities Issuers will be the United States Government, one or more corporations, general or limited partnerships, TOPrS(sm) trusts organized by such issuers, or by issuers of preferred securities that are similar to TOPrS(sm), in each case organized under the laws of the United States or any state thereof or under the laws of any foreign jurisdiction. The applicable Prospectus Supplement will provide only limited information about each Underlying Securities Issuer, such as its name, place of incorporation and the address of its principal offices, unless a Trust consists of Concentrated Underlying Securities. In that event, the applicable Prospectus Supplement will include audited financial statements of the issuer of such Concentrated Underlying Securities; provided that if such Underlying Securities Issuer is eligible to use Form S-3 for a primary offering, then the applicable Prospectus Supplement will refer only to the periodic reports filed with the Commission by such Underlying Securities Issuer, which periodic reports should be reviewed by any prospective Certificateholder of the Trust containing such Underlying Securities. See "Risk Factors--Information Concerning Underlying Securities Issuers; Risk of Loss if Public Information not Available."

         Reports and information referred to in the preceding paragraph may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Room 1100, 7 World Trade Center, New York, New York 10048 and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE
CERTIFICATEHOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN THE ISSUER THEREOF.

         None of the Depositor, the Trustee, the Securities Intermediary, Merrill Lynch & Co. or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the Certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this Prospectus or an applicable Prospectus Supplement (i.e., identifying information, information of the type described in an applicable Prospectus Supplement under "Description of the Underlying Securities--General" and "Description of the Underlying Securities--Underlying Securities Indenture."

Underlying Securities Indenture

         General. Except for Government Securities or unless otherwise specified in the applicable Prospectus Supplement, each Underlying Security will have been issued pursuant to an Underlying Securities Indenture between the Underlying Securities Issuer and a trustee (the "Underlying Securities Trustee"). The Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act. Government Securities are not issued pursuant to an indenture and are exempt from the Securities Act under Section 3(a)(2) thereof and from the Trust Indenture Act under Section 304(a)(4) thereof.

         Certain Covenants. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases one or more of the issuer's subsidiaries', ability to: (i) consolidate, merge, or transfer or lease assets, (ii) incur or suffer to exist any lien, charge or encumbrance upon all or some specified portion of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien or
(iii) declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value, any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any. An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves or permit certain actions to be taken only if compliance with such covenants can be demonstrated at the time the actions are to be taken. Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

         The Underlying Securities Indenture for one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof, together with additional covenants not discussed herein. There can be no assurance that any type of Underlying Securities will be subject to any such covenants or that any such covenants will protect the Trust as a holder of the Underlying Securities against losses. The Prospectus Supplement used to offer any Series of Certificates will describe material covenants concerning any Concentrated Underlying Security and, as applicable, will describe material covenants which are common to any pool of Underlying Securities. Any material risk factors associated with non-investment grade Underlying Securities deposited into a Trust will be set forth in the applicable Prospectus Supplement.

         Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period), (ii) failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities, (iii) failure by the issuer and/or one or more of its subsidiaries to make any required payment of principal (and premium, if any) or interest with respect to other material outstanding debt obligations or the acceleration by or on behalf of the holders of such securities, and (iv) certain events of bankruptcy or insolvency with respect to the issuer and/or one or more of its subsidiaries.

         Remedies. Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities the indenture trustee must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including obtaining the consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security and/or that the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

         Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof, together with additional events of default and/or remedies not discussed herein. The Prospectus Supplement for any Series of Certificates will describe the events of default under the Underlying Securities Indenture for any Concentrated Underlying Security and the applicable remedies. The Prospectus Supplement for any Trust consisting of a pool of Underlying Securities will describe certain common Underlying Security events of default with respect to such pool. There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses. Furthermore, a Certificateholder will have no independent legal right to exercise any remedies with respect to the Underlying Securities and will be required to rely on the Trustee of the applicable Trust to pursue any available remedies on behalf of the relevant Certificateholders in accordance with the terms of the Trust Agreement. If an Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the Certificateholders' objectives may differ from those of holders of other securities of the same Series and Class as any Underlying Security in determining whether to require the acceleration of the Underlying Securities. See "Risk Factors--Limitation on Remedies Due to Passive Nature of the Trust."

         Subordination. If specified in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the Trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer. There can be no assurance, however, that in the event of a bankruptcy or similar insolvency proceeding the Trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive no amounts in respect of such securities. Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

         Secured Obligations. Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were issued, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued typically will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

         The Underlying Securities Indenture with respect to Secured Underlying Securities may include some, all or none of the foregoing provisions or variations thereof. The Prospectus Supplement used to offer any Series of Certificates that includes Concentrated Underlying Securities which are Secured Underlying Securities will describe the material security provisions of such Underlying Securities and the related collateral. With respect to any Trust composed of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain material information with respect to such security provisions and the collateral.

Principal Terms of Underlying Securities

         Reference is made to the applicable Prospectus Supplement for each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:


                  (i) the title and series of such Underlying Securities, and the aggregate principal amount, denomination and form thereof;

                  (ii) whether such securities are senior or subordinated to any other existing or future obligations of the Underlying Securities Issuer;

                  (iii) whether any of the obligations are secured and the nature of any collateral;

                  (iv) the limit, if any, upon the aggregate principal amount of such securities;

                  (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such securities will be payable;

                  (vi) the rate or rates, or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"), the date or dates from which such interest will accrue, and the dates on which such interest will be payable;

                  (vii)    the obligation, if any, of the Underlying
                           Securities Issuer to redeem such Underlying
                           Securities and other securities of the same Class or Series pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

                  (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer;

                  (ix) the periods within which or the dates on which, the prices at which and the terms and conditions upon which the holder of the Underlying Securities may require the issuer of the Puttable Underlying Securities to repurchase or otherwise repay such Puttable Underlying Securities;

                  (x) whether the Underlying Securities were issued at a price lower than the principal amount thereof;

                  (xi) if other than U.S. dollars, the currency in which such securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made, and the circumstances, if any, when such currency of payment may be change;

                  (xii) material events of default or restrictive covenants provided for with respect to such Underlying Securities;

                  (xiii)   the rating thereof, if any;

                  (xiv) the principal United States market on which the Underlying Securities are traded, if any; and


                  (xv)     any other material terms of such Underlying
                           Securities.

         With respect to a Trust comprised of a pool of Underlying Securities, the applicable Prospectus Supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in subclauses
(ii), (iii), (v), (vi), (vii), (viii), (ix), (x) and (xi) of the preceding paragraph and any other material terms regarding such pool of securities.

         Other than publicly traded debt securities which satisfy the necessary requirements set forth herein for Underlying Securities, the Underlying Securities may consist of, or be similar in structure to, Trust Originated Preferred Securities ("TOPrS(sm)") in respect of eligible corporations or general or limited partnerships. (Trust Originated Preferred Securities and TOPrS(sm) are service marks of Merrill Lynch & Co.)


         If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, the Depositor will continue to be subject to the reporting requirements of the Exchange Act but certain information with respect to such issuer may be unavailable. In such cases: (i) the Trustee will sell all of such Concentrated Underlying Securities and distribute the proceeds from such sale to the Certificateholders in accordance with the Allocation Ratio (any such sale will result in a loss to the Certificateholders of the relevant Series if the sale price is less than the purchase price for such Concentrated Underlying Securities), (ii) the Trustee will distribute such Concentrated Underlying Securities in accordance with the Allocation Ratio, or (iii) the Depositor will provide to the Certificateholders the financial and other information required by the Commission. The applicable Prospectus Supplement will specify which of these remedies must be exercised by the Trustee, and the Trustee, the Depositor and the Certificateholders will have no discretion in this respect.


Credit Support

         As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series. Credit Support directly benefits the relevant Trust and thereby benefits Certificateholders. Such Credit Support may be provided by any combination of the following means described below or any other means described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will set forth whether the Trust for any Class or Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element, including financial information with respect to any such obligor providing Credit Support for 20% or more of the aggregate principal amount of such Class or Classes.

         Subordination. As discussed below under "--Collections," the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the applicable Prospectus Supplement. Such subordination accordingly provides some additional Credit Support to those Certificateholders of those other Classes. For example, if losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those Realized Losses would be allocated to the Certificateholders of any Class of any such Series that is subordinated to another Class, to the extent and in the manner provided in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a Reserve Account.

         If so provided in the applicable Prospectus Supplement, the Credit Support for any Series or Class of Certificates may also include other forms of Credit Support, described below. Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class or as otherwise specified in the applicable Prospectus Supplement. In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series. Further, payments to be made in respect of any forms of Credit Support arranged for on behalf of the Certificateholders may be required to be paid prior to any distributions that must be made to Certificateholders.

         Letter of Credit; Surety Bond. The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (each, a "Letter of Credit") issued by a bank (a "Letter of Credit Bank") or a surety bond or bonds (each, a "Surety Bond") issued by a surety company (a "Surety"). In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the applicable Prospectus Supplement, the payment of such fees or premiums is otherwise provided for. The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement. Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable Prospectus Supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

         Unless otherwise specified in the applicable Prospectus Supplement, if the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the applicable Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the Credit Support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

         Reserve Accounts. If so provided in the applicable Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a "Reserve Account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement. Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the applicable Prospectus Supplement. Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Depositor or such other person as may be specified in the applicable Prospectus Supplement.

Collections

         The Trust Agreement will establish procedures by which the Trustee or such other person as may be specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated trust account maintained or controlled by the applicable Trustee for the benefit of such Series

(each a "Certificate Account"). An Administrative Agent, if any is appointed, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, Letter of Credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the applicable Prospectus Supplement. The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates. The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

         The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement. Moreover, the applicable Prospectus Supplement may specify that the Allocation Ratio in respect of each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the Allocation Ratio assigned to each such Class for payments of other amounts, such as interest or premium.

                                 CURRENCY RISKS

         An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate. Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Certificate Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

         Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency. At present, the Depositor has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, Certificates distributable in another Specified Currency may be issued at any time, based upon investor demand for Certificates denominated in such currencies. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

         PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

         Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency. Such Prospectus Supplement will also discuss risk factors relating to any such Specified Currency.

                              YEAR 2000 COMPLIANCE

The Company

         The Company does not believe that it has a material problem resulting from the inability of computer programs to properly recognize a year that begins with "20" instead of "19." The Company's operations do not rely on information technology, but, to the extent that information technology becomes a significant element of the Company's operations, the Company would rely on its parent, Merrill Lynch & Co., with respect to its information technology. Therefore, the Company would rely on the initiatives of Merrill Lynch & Co. with respect to Year 2000 compliance.

         Merrill Lynch & Co. believes that it has identified and evaluated its internal Year 2000 problem and that it is devoting sufficient resources to renovating technology systems that are not already Year 2000 compliant. Merrill Lynch & Co. has allotted nearly 10% of the current year's technology budget to its Year 2000 compliance efforts. By the end of the third quarter of 1998, the total amount spent by Merrill Lynch & Co. on its Year 2000 compliance initiatives is expected to be approximately $400 million. There can be no assurance that the costs of Year 2000 compliance will not exceed those allocated by Merrill Lynch & Co., nor can there be any assurance that these compliance efforts will succeed.

         The Company maintains relationships with certain third-parties, and is undertaking to assess the Year 2000 readiness of these third-parties. To the extent that these third-parties are adversely impacted by the Year 2000 issue, there can be no assurance that the Company will not also be materially adversely affected.

The Trusts

         Each entity acting as Trustee on behalf of a Trust may use information technology in the performance of its duties. The Company will consider, among other things, the Year 2000 readiness of a potential Trustee before selecting it as Trustee. To the extent that a Trustee is adversely impacted by the Year 2000 issue, there can be no assurance that the Certificateholders will not also be materially adversely affected, for example with respect to distributions to Certificateholders.

Underlying Securities Issuer

         To the extent that an Underlying Securities Issuer is not Year 2000 compliant or is adversely affected by Year 2000 issues, then the prices of the Trust Certificates and distributions to Certificateholders may be adversely affected. Unless otherwise provided in the applicable Prospectus Supplement, neither the Company nor the Trustee intends to ascertain the Year 2000 compliance status of any Underlying Securities Issuer.



                         FEDERAL INCOME TAX CONSEQUENCES

         This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), revenue rulings, judicial decisions and existing and proposed Treasury regulations, including final regulations concerning the tax treatment of debt instruments issued with original issue discount (the "OID Regulations"), changes to any of which subsequent to the date of the Prospectus may affect the tax consequences described herein.

         This summary discusses only Certificates held by Certificateholders as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Certificateholder in light of its particular circumstances or to Certificateholders subject to special rules, such as certain financial institutions, insurance companies, dealers or Certificateholders holding the Certificates as part of a hedging transaction or straddle. Further, the tax consequences arising from the ownership of any Series of Certificates with special characteristics will be set forth in the applicable Prospectus Supplement and a legal opinion of tax counsel will be filed with the Commission in connection with each such Series of Certificates. In such opinion, tax counsel will opine as to the tax disclosure regarding the Certificates set forth in this Prospectus and the applicable Prospectus Supplement.

          In all cases, prospective investors are advised to consult their own tax advisors regarding the federal tax consequences to them of holding, owning and disposing of Certificates, including the advisability of making any of the elections described below, as well as any tax consequences arising under the law of any state or other taxing jurisdiction.

         For purposes of this discussion "U.S. Person" means an individual who, for federal income tax purposes, is a citizen or resident of the United States or a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof, or an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. "U.S. Owner" means a Certificateholder that is a U.S. Person and "Non-U.S. Owner" means a Certificateholder that is not a U.S. Person.

Classification of Investment Arrangement

         The arrangement pursuant to which the Certificates will be created and sold and the Underlying Securities will be administered will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. Each Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus of the Underlying Securities in the grantor trust.

U.S. Owners

         In General

         Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the Underlying Securities, including gross interest income at the interest rate on the Underlying Securities, in accordance with its method of accounting.

         Original Issue Discount

         The Underlying Securities may have originally been sold at a discount below their principal amount. As provided in the Code and the OID Regulations, the excess of the "stated redemption price" (as defined below) of each such Underlying Security over its "issue price" (defined as the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of such Underlying Securities has been sold) will be original issue discount if such excess equals or exceeds a de minimis amount (i.e., one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to its maturity). An Underlying Security having more than a de minimis amount of original issue discount is referred to herein as an "OID Underlying Security." A U.S. Owner of an Underlying Security with a de minimis amount of original issue discount will include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the Underlying Security. The "stated redemption price" of an Underlying Security is equal to the sum of all payments on the Underlying Security other than interest based on a fixed rate (or a variable rate, unless an applicable Prospectus Supplement otherwise states) and payable unconditionally at least annually.

         U.S. Owners are required to include original issue discount in income as it accrues, which may be before the receipt of the cash attributable to such income, based on a compounding of interest at a constant rate (using the yield to maturity of the Underlying Security as originally issued). Under these rules, U.S. Owners generally must include in income increasingly greater amounts of original issue discount in successive accrual periods, unless payments that are part of the stated redemption price at maturity of an Underlying Security are made before its final maturity. The OID Regulations permit U.S. Owners to use accrual periods of any length up to one year (including daily accrual periods) to compute accruals of original issue discount, provided each scheduled payment of principal or interest occurs either on the first or the last day of an accrual period.

         Acquisition Premium and Market Discount

         In the event that a U.S. Owner purchases an OID Underlying Security at an acquisition premium (i.e., at a price in excess of its "adjusted issue price" but less than its stated redemption price), the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to such year. The adjusted issue price is defined as the sum of the issue price of the Underlying Security and the aggregate amount of previously accrued original issue discount, less any prior payments of amounts included in its stated redemption price. Unless a U.S. Owner makes the accrual method election described below, acquisition premium is allocated on a pro rata basis to each accrual of original issue discount, so that the U.S. Owner is allowed to reduce each accrual of original issue discount by a constant fraction.

         A U.S. Owner that purchases at a "market discount" (i.e., at a price less than the stated redemption price or, in the case of an OID Underlying Security, the adjusted issue price) will be required (unless such difference is less than a de minimis amount) to treat any principal payments on, or any gain realized upon the disposition or retirement of, the Underlying Security as interest income to the extent of the market discount that accrued while such U.S. Owner held such Underlying Security, unless the U.S. Owner elects to include such market discount in income on a current basis. Market discount is considered to be de minimis if it is less than one-quarter of one percent of such Underlying Security's stated redemption price multiplied by the number of complete years to maturity after the U.S. Owner acquired the Certificate. If an Underlying Security with more than a de minimis amount of market discount is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Section 1276(d) of the Code), accrued market discount will be includible as ordinary income to the U.S. Owner as if such U.S. Owner had sold the Certificate at its then fair market value. A U.S. Owner that acquired at a market discount and that does not elect to include market discount in income on a current basis also may be required to defer the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Certificate until the deferred income is realized.

         Premium

         Except as noted below, a U.S. Owner that purchases for an amount in excess of the principal amount, or in the case of an OID Underlying Security, the remaining stated redemption price, will be treated as having premium with respect to the Underlying Security in the amount of such excess. A U.S. Owner that purchases an OID Underlying Security at a premium is not required to include in income any original issue discount with respect to such Underlying Security. If such a U.S. Owner makes an election under Section 171(c)(2) of the Code to treat such premium as "amortizable bond premium," the amount of interest that must be included in such U.S. Owner's income for such accrual period (where such Underlying Security is not optionally redeemable prior to its maturity date) will be reduced by the portion of the premium allocable to such period based on the Underlying Security's yield to maturity. If such Underlying Security may be called prior to maturity after the U.S. Owner has acquired it, the U.S. Owner generally may not assume that the call will be exercised and must amortize premium to the maturity date. If the Underlying Security is in fact called, any unamortized premium may be deducted in the year of the call. If a U.S. Owner makes the election under
Section 171(c)(2), the election also shall apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the U.S. Owner at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, such a U.S. Owner must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale or other disposition or retirement of the Underlying Security.

         Accrual Method Election

         Under the OID Regulations, a U.S. Owner is permitted to elect to include in gross income its entire return on an Underlying Security (i.e., the excess of all remaining payments to be received on the Underlying Security over the amount paid for the Certificate by such U.S. Owner) based on the compounding of interest at a constant rate. Such an election for an Underlying Security with amortizable bond premium (or market discount) will result in a deemed election for all of the U.S. Owner's debt instruments with amortizable bond premium (or market discount) and may be revoked only with permission of the IRS.

         Disposition or Retirement of Certificates

         Upon the sale, exchange or other disposition of a Certificate, or upon the retirement of a Certificate, a U.S. Owner will recognize gain or loss equal to the difference, if any, between the amount realized upon the disposition or retirement and the U.S. Owner's tax basis in the Certificate. A U.S. Owner's tax basis for determining gain or loss on the disposition or retirement of a Certificate will be the cost of such Certificate to such U.S. Owner, increased by the amount of original issue discount and any market discount includible in such U.S. Owner's gross income with respect to the Underlying Security, and decreased by the amount of any payments under the Underlying Security that are part of its stated redemption price and by the portion of any premium applied to reduce interest payments as described above.

         Gain or loss upon the disposition or retirement of a Certificate will be capital gain or loss, except to the extent the gain represents accrued stated interest, original issue or market discount on the Certificate not previously included in gross income, to which extent such gain or loss would be treated as ordinary income. Any capital gain or loss will be long-term capital gain or loss if at the time of disposition or retirement the Certificate has been held for more than one year.

Non-U.S. Owners

         Interest

         A Non-U.S. Owner will be subject to a 30 percent federal income and withholding tax on interest (including original issue discount) on an Underlying Security, unless an exemption is established.

         Disposition or Retirement of Certificates

         A Non-U.S. Owner that does not have certain present or former connections with the United States (e.g., holding such Non-U.S. Owner's Certificate in connection with the conduct of a trade or business within the United States or being present in the United States for 183 days or more during a taxable year) generally will not be subject to federal income tax, and no withholding of such tax will be required, with respect to any gain realized upon the disposition or retirement of a Certificate.

Information Reporting and Backup Withholding

         Payments made on the Underlying Securities and proceeds from the sale of the Certificates will not be subject to a "backup" withholding tax of 31 percent unless, in general, the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

New Withholding Regulations

         The Treasury Department has issued new regulations that make certain modifications to the withholding, backup withholding and information reporting rules. The regulations generally are effective for payments made after December 31, 2000. Investors should consult their tax advisors regarding such regulations.

         THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR SITUATION. CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER THE TAX LAWS OF THE UNITED STATES, STATES, LOCALITIES, COUNTRIES OTHER THAN THE UNITED STATES AND ANY OTHER TAXING JURISDICTIONS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(i) of the Code or (c) any entity whose underlying assets include Plan Assets (as defined below) by reason of a plan's investment in the entity (each, a "Plan").

         In accordance with ERISA's general fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

         An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan Assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "Plan Assets." Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), "Plan Assets" may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a Certificate, for certain purposes under ERISA and the Code (including the prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust unless (1) such Certificate is a "publicly-offered security" or (2) equity participation by "benefit plan investors" is not "significant."

         Under the Regulation, a publicly offered security is a security that is
(1) freely transferable, (2) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (3) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         Participation by benefit plan investors in the Certificates would not be significant if immediately after the most recent acquisition of a Certificate, whether or not from the Depositor or Merrill Lynch & Co., less than 25% of (1) the value of such Class of Certificates and (2) the value of any other Class of Certificates that is not a publicly offered security under the Regulation, were held by benefit plan investors, which are defined as Plans and employee benefit plans not subject to ERISA (for example, governmental plans).

         It is anticipated that certain offerings of Certificates will be structured so that assets of the Trust will not be deemed to constitute Plan Assets. In such cases, the relevant Prospectus Supplement will indicate either that the Certificates will be considered publicly offered securities under the Regulation or that participation by benefit plan investors will not be significant for purposes of the Regulation.

         In other instances, however, the offering of Certificates may not be so structured. Thus, the assets of the Trust may be deemed to be Plan Assets and transactions involving the Depositor, an underwriter, the Trustee, any trustee with respect to Underlying Securities, any obligors with respect to Underlying Securities or affiliates of such obligors might constitute prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction exemptions ("PTEs") applies or (ii) in the case of an issuer of Underlying Securities, it is not a Disqualified Person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, an underwriter, the Trustee, a trustee with respect to Underlying Securities, any issuer of underlying securities, or any of their affiliates, should not acquire or hold any Certificate.

         If the Trust is deemed to hold Plan Assets, the Underlying Securities would appear to be an indirect loan between the issuer of the Underlying Securities and any Plan owning Certificates; however, such loan, by itself, would not constitute prohibited transaction unless such issuer is a party in interest or Disqualified Person with respect to such Plan.

         If the underwriter with respect to an offering of Certificates is a broker-dealer registered under the Exchange Act, and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer, sales of Certificates by such underwriter to Plans may be exempt under PTE 75-1 if the following conditions are satisfied: (i) the underwriter is not a fiduciary with respect to the Plan and is party in interest or Disqualified Person solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arms-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and (iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions)s of PTE 75-1 have been met.

         The custodial and other services tendered by the Trustee and any trustee with respect to Underlying Securities might be exempt pursuant to
Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code.

         Other prohibited transaction exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTE 84-14 (an exemption for certain transaction determined by An independent qualified professional asset manager), PTE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTE 95-60 (an exemption for certain transactions involving insurance company pooled general accounts).

         The Prospectus Supplement relating to any offering of Certificates that will result in the Trust Assets being deemed to constitute Plan Assets will provide that, by acquiring and holding a Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee, and underwriter that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.

         ANY PLAN OR INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT PROPOSING TO ACQUIRE CERTIFICATES SHOULD CONSULT WITH ITS COUNSEL.

                                  UNDERWRITING


         Certificates may be offered in any of three ways: (i) through underwriters or dealers, (ii) directly to one or more purchasers or (iii) through agents. The applicable Prospectus Supplement will set forth the material terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Depositor from such sale, whether the Certificates are being offered by the applicable Prospectus Supplement in connection with trading activities that may create a short position or are being issued to cover such short position, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, and the place and time of delivery of the Certificates to be offered thereby.


         If underwriters are used in the sale, Certificates will be acquired by the underwriters at a fixed price for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include Merrill Lynch & Co. The obligations of such underwriters to purchase such Certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Certificates may also be sold through agents designated by the Depositor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Depositor to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best-efforts basis for the period of its appointment.

         If so indicated in the applicable Prospectus Supplement, the Depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts. Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters or their affiliates may be required to make in respect thereof. Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for, the Depositor or its affiliates in the ordinary course of business.


         Only Certificates rated in one of the investment grade rating categories by a Rating Agency will be offered hereby. Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the Certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the applicable Prospectus Supplement. The underwriters or their affiliates may act as principals or agents in connection with market-making transactions relating to the Certificates or trading activities that create a short position. The Prospectus Supplement related to the Certificates for which a market is being made or a short position is being either created or covered will be delivered by such underwriters or affiliates .


         The Depositor is an affiliate of Merrill Lynch & Co.

                                  LEGAL MATTERS

         The validity of the Certificates will be passed upon for the Depositor and the underwriters by Shearman & Sterling, New York, New York or other counsel identified in the applicable Prospectus Supplement.

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----


Administration Agreements ................................................... 23
Administrative Agent ......................................................... 1
Allocation Ratio ............................................................. 9
Available Funds ............................................................. 15
Base Rate ................................................................... 15
Business Day ................................................................ 14
Calculation Agent ........................................................... 16
Calculation Date ............................................................ 17
Call Price .................................................................. 20
Callable Series .............................................................. 7
CD Rate ..................................................................... 16
CD Rate Certificate ......................................................... 16
Cede ..........................................................................1
Class ........................................................................ 1
Clearing Agency ............................................................. 21
clearing corporation ........................................................ 21
Closing Date ................................................................ 27
Code ......................................................................... 6
Commercial Paper Rate ....................................................... 16
Commercial Paper Rate Certificate ........................................... 16
Commission ................................................................... 1
Composite Quotations ........................................................ 16
Concentrated Underlying Securities ........................................... 1
Credit Support ............................................................... 1
Cut-off Date ................................................................ 29
Depositary .................................................................. 10
Deposited Assets ............................................................. 1
Depositor .................................................................... 1
Disqualified Persons ........................................................ 39
Distribution Date ............................................................ 2
DTC .......................................................................... 1
Eligible Investments ........................................................ 22
Event of Default ............................................................ 31
Exchangeable Series ......................................................... 11
Exchange Act ................................................................. 1
Extraordinary Expenses ...................................................... 25
Federal Funds Rate .......................................................... 16
Federal Funds Rate Certificate .............................................. 16
Final Scheduled Distribution Date ............................................ 2
Fixed Rate Certificates ..................................................... 14
Floating Rate Certificates .................................................. 14
Floating Certificate Rate ................................................... 14
Global Security ...............................................................1
Government Securities ........................................................ 1
grantor trust ................................................................ 6
H.15(519) ................................................................... 16
Indenture ................................................................... 30
Index Maturity .............................................................. 16
Interest Reset Date ......................................................... 15
Interest Reset Period ....................................................... 15
Letter of Credit ............................................................ 34
Letter of Credit Bank ....................................................... 34
LIBOR ....................................................................... 16
LIBOR Reuters ............................................................... 18
LIBOR Telerate .. ........................................................... 18
LIBOR Certificate ........................................................... 16
Maximum Certificate Rate .................................................... 16
Merrill Lynch & Co ........................................................... 1
Minimum Certificate Rate .................................................... 16
Money Market Yield .......................................................... 17
Notional Amount .............................................................. 2
NYSE ......................................................................... 1
OID ......................................................................... 36
Optional Exchange Right ..................................................... 11
Ordinary Expenses ........................................................... 25
Original Issue Date .......................................................... 7

                                                                            Page
                                                                            ----


Participants ................................................................ 10
Parties in Interest ......................................................... 39
Plan ......................................................................... 6
Plan Assets ................................................................. 37
Prime Rate .................................................................. 16
Prime Rate Certificate ...................................................... 16
Prospectus Supplement ........................................................ 1
PTEs ........................................................................ 39
Put Date .................................................................... 20
Put Option .................................................................. 20
Puttable Underlying Securities .............................................. 20
Rating Agency ................................................................ 6
Realized Losses ............................................................. 19
Record Date ................................................................. 14
Reference Banks ............................................................. 18
Registration Statement ....................................................... 1
Regulation .................................................................. 37
Related Proceeds ............................................................ 23
Required Percentage .......................................................... 2
Required Percentage-Amendment ............................................... 27
Required Percentage-Remedies ................................................ 25
Reserve Account .............................................................. 1
Retained Interest ........................................................... 12
Reuters Screen LIBO Page .................................................... 18
Reuters Screen NYMF Page .................................................... 18
Secured Underlying Securities ............................................... 32
Securities Act ............................................................... 2
Senior Underlying Securities ................................................ 32
Series ....................................................................... 1
Specified Currency ........................................................... 2
Spread ...................................................................... 15
Spread Multiplier ........................................................... 15
Standard Terms ............................................................... 1
Strip Certificates .......................................................... 14
Subordinated Underlying Securities .......................................... 32
Surety ...................................................................... 33
Surety Bond .................................................................. 5
Telerate Page 3750........................................................... 18
TOPrS(sm) ................................................................... 29
Treasury Rate ............................................................... 16
Treasury Rate Certificate ................................................... 16
Trust ........................................................................ 1
Trust Agreement .............................................................. 1
Certificate Account ......................................................... 12
Certificate Rate ............................................................. 2
Certificateholders ........................................................... 1
Trust Certificates ........................................................... 1
Trust Indenture Act ......................................................... 31
Trustee ...................................................................... 1
Trustee Fee .................................................................. 6
U.S. dollars, US$, dollar or $ ............................................... 2
Underlying Securities ........................................................ 1
Underlying Securities Issuer ................................................. 1
Underlying Securities Rate .................................................. 32
Underlying Securities Trustee ............................................... 31
Underwriter .................................................................. 1
Voting Rights ................................................................ 2

================================================================================


     No dealer, sales person or other person has been authorized to give any information or make any representation not contained in this Prospectus and if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Merrill Lynch & Co. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, any of the Trust Certificates offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
                               ------------------


                 TABLE OF CONTENTS
                                                Page
                                                ----

                    PROSPECTUS


PROSPECTUS SUPPLEMENT.......................       2
AVAILABLE INFORMATION.......................       2
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE..............................       2

REPORTS TO CERTIFICATEHOLDERS...............       2
PROSPECTUS SUMMARY..........................       5
RISK FACTORS................................       6
THE DEPOSITOR...............................      12
USE OF PROCEEDS.............................      12
FORMATION OF THE TRUST......................      12
MATURITY AND YIELD CONSIDERATIONS...........      12
DESCRIPTION OF THE TRUST CERTIFICATES             13
DESCRIPTION OF THE TRUST AGREEMENT..........      22
DESCRIPTION OF DEPOSITED ASSETS.............      29
CURRENCY RISKS..............................      35
YEAR 2000 COMPLIANCE........................      36
FEDERAL INCOME TAX CONSEQUENCES.............      36
ERISA CONSIDERATIONS........................      39
UNDERWRITING................................      41
LEGAL MATTERS...............................      41
INDEX OF DEFINED TERMS......................     I-1



     Until 25 or 90 days after the date of this Prospectus, all dealers affecting transactions in the offered Trust Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This requirement is in addition to the obligations of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================


================================================================================




                         STEERS (R) TRUST CERTIFICATES




                                   ==========
                                   PROSPECTUS
                                   ==========




                              Merrill Lynch & Co.





                               September __, 1999



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:


Securities and Exchange Commission registration fee................   $  147,500
Fees and expenses of Trustee (including legal fees)................       30,000
Printing and engraving expenses....................................       10,000
Legal fees and expenses............................................      300,000
Rating agency fees.................................................      100,000
Miscellaneous......................................................       33,483
                                                                      ----------

                           Total...................................   $  620,983
                                                                      ==========



ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as directors or officers, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the company only as authorized in each specific case upon a determination by the stockholders of disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  The Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Registrant's Amended and Restated Certificate of Incorporation and By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

                  Reference is made to Section 6 of the form of Underwriting Agreement filed as Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.

ITEM 16.     EXHIBITS.


        1.1   Underwriting Agreement*
        3.1 Amended and Restated Certificate of Incorporation of Merrill Lynch Depositor, Inc.*
        3.2   By-laws of Merrill Lynch Depositor, Inc.*
        4.1   Standard Terms of Trust Agreement*
        5.1 Opinion of Shearman & Sterling as to legality (including consent of such firm)
       23.1   Consent of Shearman & Sterling (included in Exhibit 5.1)
       26.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of United States Trust Company of New York*

------------------
* Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc. on Form S-3 (No. 333-29015) dated September 17, 1997.



ITEM 17.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 7th day of September, 1999.



                                            MERRILL LYNCH DEPOSITOR, INC.



                                            By:/s/ Barry N. Finkelstein
                                               ---------------------------------
                                               Name:   Barry N. Finkelstein
                                               Title:  President




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




          Signature                       Title                      Date



                                  Chairman of the Board,       September 7, 1999
                               Principal Executive Officer
/s/ Barry N. Finkelstein      Principal Accounting Officer,
------------------------       Principal Financial Officer
    Barry N. Finkelstein              and Director



/s/ Michael McEvilly                    Director               September 7, 1999
------------------------
    Michael McEvilly

                                INDEX TO EXHIBITS


                                                                 Sequential page
Exhibits                                                                 numbers


1.1     Underwriting Agreement*
3.1 Amended and Restated Certificate of Incorporation of Merrill Lynch Depositor, Inc.*
3.2     By-laws of Merrill Lynch Depositor, Inc.*
4.1     Standard Terms of Trust Agreement*
5.1 Opinion of Shearman & Sterling as to legality (including consent of such firm)
23.1    Consent of Shearman & Sterling (included in Exhibit 5.1)
25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of United States Trust Company of New York*

------------------
* Previously filed as an exhibit to the registration statement of Merrill Lynch Depositor, Inc. on Form S-3 (No.333-29015) dated September 17, 1997.











                                      II-1